Exhibit 2.37

LOAN AGREEMENT

BETWEEN

PALM, INC.

as Lender

AND

HANDSPRING, INC.

as Borrower

Dated as of June 4, 2003

-i-

Exhibit 2.37

LOAN AGREEMENT

This LOAN AGREEMENT (this “Loan Agreement”), dated as of June 4, 2003 is entered into by and between:

(1)    PALM, INC., a Delaware corporation (“Lender”); and

(2)    HANDSPRING, INC., a Delaware corporation (“Borrower”).

RECITALS

A.	Lender and Borrower have entered into a Merger Agreement (as defined below) pursuant to which Borrower is to obtain from Lender financing for general corporate purposes.

B.	Lender is willing to provide such financing subject to the terms and conditions of this Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements set forth herein, the parties agree as follows:

ARTICLE 1.    INTERPRETATION.

1.1    Definitions.    Unless otherwise indicated in this Loan Agreement, each capitalized term used and not otherwise defined in this Loan Agreement shall have the respective meaning given to that term in Schedule I to this Loan Agreement or in the Merger Agreement if not defined in either this Loan Agreement or in Schedule I.

1.2    GAAP.    Unless otherwise indicated in this Loan Agreement, all accounting terms used in this Loan Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

1.3    Governing Law.    This Loan Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent that the provisions of the California Uniform Commercial Code would cause the laws of another jurisdiction to be applied).

1.4    Construction.    Each of this Loan Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel. Accordingly, this Loan Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

1.5    Entire Agreement.    This Loan Agreement, the Merger Documents and each of the other Loan Documents, taken together, constitute and contain the entire agreement of Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

1.6    Calculation of Interest and Fees.    All calculations of interest and fees under this Loan Agreement and the other Loan Documents for any period shall include the first day of such period and exclude the last day of such period.

1.7    Other Interpretive Provisions.    References in this Loan Agreement and the other Loan Documents to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits, and schedules herein and hereto unless otherwise indicated. References in this Loan Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. References in this Loan Agreement and the other Loan Documents to laws and statutes mean such laws and statutes as amended from time to time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Loan Agreement or any other Loan Document refer to this Loan Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Loan Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Loan Agreement or any other Loan Document shall not be construed to be limiting or exclusive.

ARTICLE 2.    LOANS.

2.1    Terms.    (a) Subject to the terms and conditions of this Loan Agreement, including, without limitation, Article 4, at any time after the Initial Availability Date, Lender agrees to advance to Borrower from time to time term loans (each, a “Loan” and collectively, the “Loans”) in an aggregate principal amount not to exceed the Credit Amount. Each Loan shall be in an amount of at least one million dollars ($1,000,000) or any integral multiple of two hundred fifty thousand dollars ($250,000) in excess thereof, provided that in no event shall such Loan be greater than five million dollars ($5,000,000) and shall be made on the third Business Day after receipt by Lender of a notice of borrowing in the form of Schedule II hereto (the “Notice of Borrowing”) in the manner specified in Section 7.1 of this Loan Agreement. Borrower may not reborrow the principal amount of any Loan after repayment or prepayment thereof. If the conditions set forth in Article 4 are satisfied, then Borrower may borrow multiple Loans pursuant to the terms of this Loan Agreement.

2.2    Interest.    Borrower shall pay interest on the unpaid principal amount of the Loans from the date of each such Loan, quarterly on the last Business Day of each calendar quarter, beginning the first such date after a Loan is made until all of the Loans are paid in full, and on the Maturity Date, at a rate per annum equal at all times during each Interest Period to the lesser of the Prime Rate (on the first day of such Interest Period) plus three percent (3.0%) or the maximum rate permitted by law. All computations of such interest shall be based on a year of 365 days for actual days elapsed.

2.3    Maturity.    Unless earlier prepaid, Loans are due and payable on the Maturity Date.

2.4    Proceeds of the Loans.    Borrower shall use the proceeds of the Loans for general corporate purposes.

2.5    Prepayments.

(a)    Terms of all Prepayments.    Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.5(b), a mandatory prepayment required by Section 2.5(c) or a mandatory prepayment required by any other provision of this Loan Agreement or the other Loan Documents, including, without limitation, a prepayment upon acceleration), Borrower shall pay to Lender all accrued interest to the date of such prepayment on the amount prepaid together with all other amounts then due and unpaid hereunder.

(b)    Optional Prepayments.    At its option, Borrower may, upon one (1) Business Days notice to Lender, prepay the Loans in whole, or in part.

(c)    Mandatory Prepayments.    Borrower shall prepay Loans as follows:

(i)    In the event of a Disposition by Borrower or any of its Subsidiaries, Borrower shall prepay Loans in an amount equal to fifty percent (50%) of the aggregate Net Proceeds of such Disposition to the extent that the amount of such Net Proceeds, when aggregated with all Net Proceeds of prior Dispositions taking place after the date of this Loan Agreement, exceeds ten million dollars ($10,000,000); or

(ii)    In the event of a Financing Event by Borrower or any of its Subsidiaries, Borrower shall prepay Loans in an amount equal to fifty percent (50%) of the aggregate Net Proceeds of such Financing Event.

(d)    Application of Prepayments.    All prepayments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Loan Agreement or the other Loan Documents, second to accrued interest then due and payable under this Loan Agreement or the other Loan Documents and finally to reduce the principal amount of outstanding Loans.

(e)    Reduction of Credit Amount Upon Prepayment.    The Credit Amount shall be deemed immediately reduced by the principal amount of any prepayment made or required to be made by Borrower.

2.6    Other Payment Terms.

(a)    Place and Manner.    Borrower shall make all payments due to Lender hereunder by wire transfer according to instructions provided by Lender, in lawful money of the United States and in same day or immediately available funds.

(b)    Date.    Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)    Default Rate.    From and after the occurrence of an Event of Default and during the continuance thereof, Borrower shall pay interest on the aggregate, outstanding balance of the Loans, and on interest (compounded monthly) and other amounts not paid when due hereunder or under the other Loan Documents, from the date due thereof until those amounts are paid in full at a per annum rate equal to the lesser of (i) a rate equal to five percentage points in excess of the rate otherwise applicable to the Loans at such time or (ii) the maximum rate permitted by law, such rate to change from time to time as the rate otherwise applicable to the Loans shall change. All computations of such interest shall be based on a year of 365 days for actual days elapsed.

2.7    Loan Account.    The obligation of Borrower to repay the Loans, to pay interest thereon at the rates provided herein and to pay other amounts provided for hereunder shall be evidenced by a loan account consisting of appropriate notations made from time to time and maintained on Lender’s books. Such notations shall be deemed conclusive absent manifest error.

2.8    Security; Guaranty; Further Assurances.

(a)    Security.    The Obligations shall be secured by a Security Agreement in the form of Exhibit A (the “Security Agreement”).

(b)    Guaranty.    The Obligations shall be guarantied pursuant to the terms of a Guaranty in the form of Exhibit B (the “Guaranty”) executed by each Subsidiary required to execute the Guaranty pursuant to the terms of Section 5.1(g).

(c)    Further Assurances.    Borrower shall deliver to Lender the Security Agreement and such other instruments, agreements, certificates, opinions and documents as Lender may reasonably request to create, perfect, evidence and maintain (i) a first priority security interest of Lender in all Collateral of Borrower and its Subsidiaries as further set forth in the Security Agreement and (ii) the rights of Lender under this Loan Agreement and the other Loan Documents. Borrower shall cooperate with Lender and perform all additional acts reasonably requested by Lender to effect the purposes of the foregoing and the rights granted to Lender hereunder.

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES.

3.1    Representations and Warranties of Borrower.    Borrower represents and warrants to Lender as of the date hereof and, except with respect to Section 3.1(i), as of the date each Loan is made, that, except as set forth in the Disclosure Schedule:

(a)    Due Incorporation, Qualification, etc.    Each of Borrower and its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization; (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)    Authority.    The execution, delivery and performance by Borrower and each Guarantor of each Loan Document to be executed by Borrower or such Guarantor and the consummation of the transactions contemplated thereby (i) are within the corporate power and authority of Borrower or such Guarantor and (ii) have been duly authorized by all necessary corporate actions on the part of Borrower or such Guarantor.

(c)    Enforceability.    Each Loan Document executed, or to be executed, by Borrower and each Guarantor has been, or will be, duly executed and delivered by Borrower or such Guarantor and constitutes, or will constitute, a legal, valid and binding obligation of Borrower or such Guarantor, enforceable against Borrower or such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)    Non-Contravention.    The execution and delivery by Borrower and each Guarantor of the Loan Documents to which each is a party and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any material Legal Requirements or Charter Document applicable to Borrower or such Guarantor; (ii) violate any material provision of, or result in the material breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material agreement of Borrower or any Subsidiary; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Borrower or any Subsidiary (except such Liens as may be created in favor of Lender pursuant to this Loan Agreement or the other Loan Documents).

(e)    Approvals.    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person (including, without limitation, the shareholders of any Person) is required to be obtained or made by Borrower or its Subsidiaries in connection with the execution and delivery of the Loan Documents executed by Borrower or its Subsidiaries and the performance and consummation of the transactions contemplated thereby.

(f)    No Default.    No Default or Event of Default has occurred and is continuing.

(g)    Liens.    Such assets and properties are subject to no Lien, except for Permitted Liens.

(h)    Other Regulations.    None of Borrower or its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

(i)     Solvency, Etc..    As of the date hereof, Borrower is Solvent.

3.2    Representations and Warranties of Lender.    Lender represents and warrants to Borrower as of the date hereof:

(a)    Due Incorporation, Qualification, etc.    Lender is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

(b)    Authority.    The execution, delivery and performance by Lender of each Loan Document to be executed by Lender and the consummation of the transactions contemplated thereby (i) are within the corporate power and authority of Lender and (ii) have been duly authorized by all necessary corporate actions on the part of Lender.

(c)    Enforceability.    Each Loan Document executed, or to be executed, by Lender has been, or will be, duly executed and delivered by Lender and constitutes, or will constitute, a legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)    Non-Contravention.    The execution and delivery by Lender of the Loan Documents to which it is a party and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any material Legal Requirements or Charter Document applicable to Lender; or (ii) result in the creation or imposition of any material Lien upon any property, asset or revenue of Lender or any of its Subsidiaries. The execution and delivery by Lender of the Loan Documents to which it is a party will not violate or result in a default under any material agreement of Lender (excluding the Foothill Facility). The performance on or after June 26, 2003, by Lender of the Loan Documents to which it is a party, will not violate or result in default under any material agreement of Lender (including the Foothill Facility).

(e)    Approvals.    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person (including, without limitation, the shareholders of any Person) is required to be obtained or made by Lender in connection with the execution and delivery of the Loan Documents executed by Lender and the performance and consummation of the transactions contemplated thereby.

ARTICLE 4.    CONDITIONS TO EFFECTIVENESS AND EACH LOAN.

4.1    Conditions to Lender’s Obligations to Make the Initial Loan.    The effectiveness of this Loan Agreement and Lender’s obligation to make the initial Loan is subject to the satisfaction or waiver of the following conditions (each of the following conditions to be satisfied as of the date of this Loan Agreement, unless otherwise specified below):

(a)    Borrower shall have executed and delivered to Lender the Security Agreement, which execution and delivery shall take place contemporaneously with the execution and delivery of this Loan Agreement.

(b)    Copies, certified by the Secretary or Assistant Secretary of Borrower, as of the date of this Loan Agreement, of Borrower’s charter documents and bylaws and of all documents evidencing action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and setting forth the incumbency of the officers authorized to execute the Loan Documents, in form and substance satisfactory to Lender and its counsel;

(c)    Good standing certificates for Borrower from (i) Borrower’s state of incorporation, (ii) the states in which Borrower’s principal place of business is located, and (iii) the states in which Borrower operates or has employees, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

(d)    Within 10 days of the date of this Loan Agreement, evidence of the insurance coverage required by Section 5.1(c) of this Loan Agreement;

(e)    Borrower shall have provided to Lender such documents, instruments and agreements as Lender shall have reasonably requested to evidence the perfection and priority of the security interests granted to Lender to the extent contemplated by the Security Agreement, including, without limitation, (i) form UCC-1 Financing Statements (ii) Grants of Security Interest in Patents, Trademarks and Copyrights, as applicable, to be filed in the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable and (iii) within ten (10) days of the date of this Loan Agreement, account control agreements for each deposit and investment account of Borrower located in the United States (“Accounts”), duly executed by all applicable parties, provided, that if Borrower is unable to deliver duly executed account control agreements with respect to each of Borrower’s Accounts within such ten (10) day period, then Borrower covenants that it shall close any Accounts that are not subject to account control agreements that have been entered into in such ten (10) day period prior to the extension of the initial Loan;

(f)    Within 10 days of the date of this Loan Agreement, Borrower shall have delivered to Lender (i) stock certificates, endorsed in blank, or shall have taken such other actions as are necessary to perfect the security interest of Lender in the Equity Securities of each Person in which such Borrower owns Equity Securities, in each case, to the extent required pursuant to the terms of the Security Agreement, provided that if Borrower is unable to deliver such stock certificates within the specified time, Parent will give reasonable good faith consideration to waiving this condition, and (ii) an updated Schedule 1-C to this Security Agreement. Notwithstanding anything contained in this Loan Agreement or the Security Agreement, so long as no Event of Default exists, Borrower shall not be required to deliver stock certificates to Lender in any of the Excluded Foreign Subsidiaries; and

(g)    Evidence that all security interests granted by Borrower in favor of Comdisco, Inc. have been terminated, including any filings with the U.S. Patent and Trademark Office.

4.2    Conditions to Lender’s Obligation to Make Each Loan.    Lender’s obligation to make each Loan (including the initial Loan) is subject to the satisfaction of the following conditions:

(a)    Lender shall have received a Notice of Borrowing;

(b)    The representations and warranties set forth in Article 3 shall be true and correct in all material respects as if made on such date, except for those representations and warranties which address matters only as of a particular date (which representations and warranties shall remain true and correct as of such date);

(c)    No Default or Event of Default shall have occurred and be continuing or will result from the making of the Loan;

(d)    Each of the Loan Documents shall be in full force and effect and all actions necessary to perfect and maintain Lender’s security interest granted pursuant to the terms of the Security Agreement shall have been taken to Lender’s reasonable satisfaction; and no Subsidiary subject to the requirements of Section 5.1(g) shall have been formed unless the required actions under Section 5.1(g) have been accomplished (without regard to the thirty (30) day periods set forth in Section 5.1(g));

(e)    Any Domestic Subsidiary required to become a party to the Guaranty and the Security Agreement pursuant to Section 5.1(g), shall have delivered copies, certified by the Secretary or Assistant Secretary of such Domestic Subsidiary of such Domestic Subsidiary’s charter documents and bylaws and of all documents evidencing action taken by such Domestic Subsidiary authorizing the execution, delivery and performance of the Loan Documents to which it is a party and setting forth the incumbency of the officers authorized to execute the Loan Documents to which it is a party, in form and substance satisfactory to Lender and its counsel;

(f)    The Borrowing Condition shall have been satisfied;

(g)    The Maturity Date shall not have occurred; and

(h)    There has not been a Parent Triggering Event (as defined in the Merger Agreement).

The submission by Borrower to Lender of the Notice of Borrowing with respect to the Loan shall be deemed to be a representation and warranty by Borrower as of the date thereof as to the above.

4.3    Covenant to Deliver.    Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to closing under this Article 4. Borrower expressly agrees that the occurrence of the Closing Date prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

ARTICLE 5.    COVENANTS OF BORROWER.

5.1    Affirmative Covenants.    From the termination of the Merger Agreement until the termination of the commitment to make Loans under this Loan Agreement and the satisfaction in full by Borrower of all Obligations, Borrower shall comply, and shall cause compliance, with the following affirmative covenants unless Lender shall otherwise consent in writing:

(a)    Financial Statements, Reports, etc.    Borrower shall furnish to Lender the following, each in such form and such detail as Lender shall reasonably request:

(i)    Within thirty (30) days after the end of each fiscal month of Borrower, Financial Statements of Borrower as of the last day of such fiscal month, certified on behalf of Borrower by the chief financial officer of Borrower to fairly present in all material respects the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements;

(ii)    Within forty-five (45) days after the last day of each fiscal quarter of Borrower, a copy of the Financial Statements of Borrower for such quarter and for the fiscal year to date, certified on behalf of Borrower by the chief financial officer or controller of Borrower to present fairly in all material respects the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements;

(iii)    Within ninety (90) days after the close of each fiscal year of Borrower, (A) copies of the audited Financial Statements of Borrower (including, without limitation, consolidated and consolidating Financial Statements for Borrower and its Subsidiaries) for such year, audited by Borrower’s current independent certified public accountants or another nationally recognized firm of public accountants that is reasonably acceptable to Lender, and (B) copies of the unqualified opinions and management letters delivered by such accountants in connection with such Financial Statements;

(iv)    Contemporaneously with the quarterly and year-end financial statements required by the foregoing clauses (ii) and (iii), a certificate of the president or chief financial officer of Borrower stating that no Event of Default and no Default has occurred, or, if any such Event of Default or Default has occurred, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto;

(v)     Promptly after Borrower has Knowledge of the occurrence or existence of: (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan that reasonably could be expected to have a Material Adverse Effect; (B) any actual or threatened litigation, suits, claims or disputes against Borrower or its Subsidiaries involving potential monetary damages payable by Borrower or its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more (alone or in the aggregate); (C) any other event or condition which could reasonably be expected to have a Material Adverse Effect; or (D) any Event of Default or Default; Borrower will furnish to Lender the statement of the president or chief financial officer of Borrower setting forth details of such event, condition, Event of Default or Default and the action which Borrower proposes to take with respect thereto;

(vi)    Such other instruments, agreements, certificates, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its Subsidiaries, and compliance by Borrower with the terms of this Loan Agreement and the other Loan Documents as Lender may from time to time reasonably request.

(b)    Books and Records.    Borrower and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c)    Insurance.    Borrower and its Subsidiaries shall (i) carry and maintain insurance at its expense of the types and in the amounts currently carried during the term of this Loan Agreement and (ii) deliver to Lender from time to time, as Lender may request, schedules or insurance certificates setting forth all insurance then in effect. Borrower and its Subsidiaries shall deliver copies of all such policies to Lender with a satisfactory lender’s loss payable endorsement naming Lender as loss payee and additional insured, as appropriate. Borrower shall use reasonable commercial efforts to cause each policy of insurance or endorsement to contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

(d)    Taxes and Other Indebtedness.    Borrower and its Subsidiaries shall promptly pay and discharge when due (i) all Taxes prior to the date upon which penalties accrue thereon except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (ii) all Indebtedness which, if unpaid, could become a Lien (other than a Permitted Lien) upon the property of Borrower or its Subsidiaries and (iii) all other Indebtedness which, if unpaid, could reasonably be expected to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Lender.

(e)    Use of Proceeds.    Borrower shall use the proceeds of the Loans only for the respective purposes set forth in Section 2.4.

(f)    General Business Operations.    Each of Borrower and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Legal Requirements and Contractual Obligations applicable to such Person, the violation of which could reasonably be expected to have a Material Adverse Effect, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (iv) maintain its chief executive office and principal place of at the address specified in Section 7.1 unless it shall have given Lender thirty (30) days’ prior written notice of its intent to change the location thereof.

(g)    Collateral and Guaranty Requirement.    Except for the Excluded Subsidiary, within thirty (30) days of the formation of each Subsidiary formed under the laws of a state or territory of the United States or the District of Columbia (a “Domestic Subsidiary”), Borrower shall have caused such Domestic Subsidiary to become a party to the Guaranty and the Security Agreement and Borrower and such Domestic Subsidiary shall have taken all actions required under the Security Agreement to perfect Lender’s security interest. Within thirty (30) days of the formation of each Subsidiary that is not a Domestic Subsidiary (a “Foreign Subsidiary”), but the Equity Interests of which are owned by Borrower and/or a Domestic Subsidiary, Borrower shall have caused 65% of the Equity Interests of such Foreign Subsidiary (or, if Borrower or such Domestic Subsidiary owns less than 100% of the Equity Securities of such Foreign Subsidiary, then the maximum percentage of such Equity Securities owned by Borrower or such Domestic Subsidiary that can be pledged to Lender without causing adverse tax consequences to Borrower or such Domestic Subsidiary) to be pledged under the Security Agreement or other security documents required by Lender. No Loan shall be made after the formation of any Subsidiary specified under this Section 5.1(g) if all of the steps required to be taken under this Section 5.1(g) (without regard to the thirty (30) day periods specified in this Section 5.1(g)) have not been accomplished.

(h)    Excluded Subsidiary.    Neither Borrower nor any of its Subsidiaries (i) shall make any Investment to, or in the Excluded Subsidiary or any Excluded Foreign Subsidiary or (ii) shall Transfer any assets or property to, the Excluded Subsidiary or any Excluded Foreign Subsidiary, except that Borrower or its Subsidiaries, may make Investments in an Excluded Foreign Subsidiary, provided that such Investments are limited in an amount not to exceed the reasonable costs and expenses necessary to liquidate or dissolve such Excluded Foreign Subsidiary and the proceeds of such Investments are used solely to liquidate or dissolve such Excluded Foreign Subsidiary (for the avoidance of doubt, any letters of credit existing as of the date hereof for the benefit of M-F Downtown Sunnyvale, LLC and issued at the request of Borrower, shall not be deemed an Investment or a Transfer by Borrower in, or to the Excluded Subsidiary).

5.2    Negative Covenants.    Until the termination of the Merger Agreement, the covenants of Borrower set forth in Article IV of the Merger Agreement shall be deemed to be a part of this Section 5.2 of this Loan Agreement as if set forth herein. From the termination of the Merger Agreement, until the termination of the commitment to make Loans under this Loan Agreement and the satisfaction in full by Borrower of all Obligations, Borrower shall comply, and shall cause compliance, with the following negative covenants:

(a)    Indebtedness.    Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for Permitted Indebtedness.

(b)    Liens.    Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

(c)    Asset Dispositions.    Neither Borrower nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of (collectively, a “Transfer”) any of its assets or property, whether now owned or hereafter acquired, except Transfers in the ordinary course of its business consisting of (i) sales of worn-out or obsolete equipment and other sales of tangible assets not material to the business of Borrower; (ii) sales of inventory; (iii) the non-exclusive licensing of intellectual property; and (iv) other Transfers

(whether or not such Transfers are in the ordinary course of business) so long as the Transfer is for (A) fair market value, (B) for cash and (C) the Net Proceeds thereof are applied in accordance with Section 2.5(c)(i).

(d)    Mergers, Acquisitions, Etc.    Except pursuant to the Merger Agreement, neither Borrower nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person; provided that any wholly-owned Subsidiary of Borrower may merge into Borrower or any other wholly-owned Subsidiary of Borrower.

(e)    Investments.    Neither Borrower nor any of its Subsidiaries shall make any Investment except for Permitted Investments.

(f)    Dividends, Redemptions, Etc.    Neither Borrower nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; (v) set apart any sum for any such purpose; or (vi) pay any bonus or bonuses to officers, directors, employees or consultants of Borrower or a Subsidiary in an aggregate amount greater than Two Hundred Fifty Thousand Dollars ($250,000) in any twelve (12) month period; provided, however, that Borrower may pay dividends payable solely in Common Stock and Borrower may make payments of cash in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in lieu of fractional shares in connection with any reverse stock splits and Borrower may repurchase Equity Securities in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) from terminated employees and/or other service providers if such repurchases are pursuant to employment, stock purchase or similar agreements.

(g)    Capital Expenditures.    Borrower and its Subsidiaries shall not pay or incur Capital Expenditures which exceed One Million Dollars ($1,000,000) in any ninety (90) day period, provided further, that, in no event shall the aggregate amount of all Capital Expenditures paid or incurred exceed One Million Five Hundred Thousand Dollars ($1,500,000) from the date of this Agreement until all commitments to advance Loans have been terminated and all Obligations have been indefeasibly paid in full.

(h)    Change in Business.    Neither Borrower nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any business substantially different from its present business.

(i)    Indebtedness Payments.    Neither Borrower nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Obligations) or lease obligations, provided, however, that an early payment pursuant to financing arrangements as the result of a casualty occurrence regarding the assets financed shall be deemed to be a scheduled payment, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders (other than the Obligations).

(j)    Transactions With Affiliates.    Neither Borrower nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except (i) upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons; (ii) transactions between or among Borrower and any Domestic Subsidiary and between or among Domestic Subsidiaries, transactions between or among Borrower or any Domestic Subsidiary and any Foreign Subsidiary to the extent the same is permitted under Section 5.2(e), and transactions between or among Subsidiaries that are not Domestic Subsidiaries; and (iii) to pay customary fees and reimburse out-of-pocket expenses and satisfy existing indemnification and similar obligations to directors and officers in the ordinary course of business.

ARTICLE 6.    EVENTS OF DEFAULT.

6.1    Events of Default.    The occurrence of any of the following shall constitute an “Event of Default” under this Loan Agreement:

(a)    Failure to Pay.    Borrower shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Loan Agreement or any other Loan Document on the date due and such payment shall not have been made within five (5) Business Days of Borrower’s receipt of Lender’s written notice to Borrower of such failure to pay; or

(b)    Breaches Prior to Termination of the Merger Agreement.    Prior to the termination of the Merger Agreement, Borrower or any of its Subsidiaries shall fail to observe or perform in any material respect any covenant, obligation, or agreement set forth in the Merger Agreement or the Loan Documents; provided, that, other than in the case of a willful breach, if such breach is curable, then such Event of Default shall not occur until twenty (20) days following notice of such breach from Lender to Borrower (it being understood that if such breach is cured within such twenty (20) day period, no Event of Default shall be deemed to have occurred); or

(c)    Breaches After Termination of the Merger Agreement.    Following the termination of the Merger Agreement, Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, or agreement in this Loan Agreement or the other Loan Documents, provided, that other than in the case of a willful breach, if such breach is curable, then such Event of Default shall not occur until twenty (20) days following notice of such breach from Lender to Borrower (it being understood that if such breach is cured within such twenty (20) day period, no Event of Default shall be deemed to have occurred); or

(d)    Representations and Warranties.    Any representation, warranty, certificate, or other statement (financial or otherwise) made, deemed made or furnished by or on behalf of Borrower to Lender in writing in connection with this Loan Agreement or any of the other Loan Documents, shall be false or incorrect in any material respect when made or furnished; or

(e)    Other Payment Obligations.    Borrower or any of its Subsidiaries shall (A)(i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness to be paid by such Person (excluding this Loan Agreement and the other Loan Documents but including any other evidence of Indebtedness of Borrower or any of its Subsidiaries to Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and (B) the effect of such failure or default is to cause, or permit the holder or holders thereof to cause Indebtedness in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more to become due prior to its stated date of maturity; or

(f)    Voluntary Bankruptcy or Insolvency Proceedings.    Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall (i) apply for or consent to the appointment of a receiver, trustee,

liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature (other than in connection with (A) any negotiation or restructuring of any contractual arrangements (other than the Loan Documents) of Borrower or its Subsidiaries, or (B) any “going concern” qualification from Borrower’s auditors which will not in and of itself be deemed an inability, or admission in writing, or constitute an inability, to pay its debts generally as they mature), (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g)    Involuntary Bankruptcy or Insolvency Proceedings.    Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(h)    Judgments.    A final judgment or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrower) shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

(i)    Loan Documents.    Any Loan Document or any material term thereof shall cease to be, or be asserted by Borrower not to be (other than by reason of a material breach by Lender), a legal, valid and binding obligation of Borrower enforceable in accordance with its terms or if the Liens of Lender in any of the assets of Borrower or its Subsidiaries shall cease to be or shall not be valid, first priority perfected Liens (other than in connection with Transfers permitted pursuant to Section 5.2(c)), subject only to Permitted Liens, or Borrower or any Subsidiary shall assert that such Liens are not valid, first priority and perfected Liens, subject only to Permitted Liens; or

(j)    ERISA.    Any Reportable Event occurs which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee to administer any Employee Benefit Plan, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed to administer any Employee Benefit Plan.

6.2    Rights of Lender upon Default.    Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 6.1(f) and 6.1(g)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Borrower, declare all outstanding Obligations payable by Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 6.1(f) and 6.1(g), immediately and without notice, all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy granted to it by the Merger Documents, including the Loan Documents, or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

ARTICLE 7.    MISCELLANEOUS.

7.1    Notices.    All notices and other communications hereunder and under the other Loan Documents shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)  if to Lender, to:

Palm, Inc.

400 N. McCarthy Boulevard

M/S 4101

Milpitas, California 95035-5112

Attention:    General Counsel,

                    Chief Financial Officer

Telephone No.: (408) 503-7000

Telecopy No.: (408) 503-2750

with copies to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention:    Larry W. Sonsini

                    Katharine A. Martin

                    Martin W. Korman

Telephone No.: (650) 493-9300

Telecopy No.: (650) 493-6811

(b)  if to the Borrower, to:

Handspring, Inc.

189 Bernardo Avenue

Mountain View, California 94043

Attention:    General Counsel

                    Chief Financial Officer

Telephone No.: (650) 230-5000

Telecopy No.: (650) 230 5477

with a copies to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

Attention:    Dennis DeBroeck

                    Blake Stafford

                    Douglas Cogen

Telephone No.: (650) 988-8500

Telecopy No.: (650) 938-5200

7.2    Expenses.    Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender with respect to any amendments or waivers hereof requested by Borrower or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Lender’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Loan Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries).

7.3    Indemnification.    Borrower shall indemnify, defend, and hold harmless Lender and each of Lender’s Subsidiaries, Affiliates, directors, officers, employees and agents (collectively, the “Indemnified Persons”), and reimburse the Indemnified Persons for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees, disbursements and expenses, arising out of or in connection with (i) any willful, material breach by Borrower of any of the representations and warranties contained in this Loan Agreement or the other Loan Documents, (ii) any material failure by Borrower to perform any covenant, undertaking or obligation hereunder, or (iii) any matter arising out of any use by Borrower of any proceeds of the Loans, except to the extent such liability arises from the gross negligence or willful misconduct of the Indemnified Person seeking indemnity hereunder.

7.4    Waivers; Amendments.    Any term, covenant, agreement or condition of this Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

7.5    Successors and Assigns.    This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Lender. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

7.6    Set-off.    In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against any Obligations, whether matured or unmatured, of Borrower to Lender (including, without limitation, the Obligations), any amount owing from Lender to Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

7.7    No Third Party Rights.    Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document.

7.8    Partial Invalidity.    If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

7.9    Jury Trial.    EACH OF BORROWER AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO ANY LOAN DOCUMENT IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT.

7.10    Counterparts.    This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first set forth above.

PALM, INC., a Delaware corporation		HANDSPRING, INC., a Delaware corporation

By:	/s/ R. TODD BRADLEY	By:	/s/ DONNA L. DUBINSKY

Name:	R. Todd Bradley	Name:	Donna L. Dubinsky

Title:	President and Chief Executive Officer	Title:	CEO

[Signature Page to Loan Agreement]

SCHEDULE I

DEFINITIONS

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, joint venturers and partners; provided, however, that in no case shall Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Loan Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Account” shall have the meaning given to that term in Section 4.1(e).

“Borrower” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof.

“Borrowing Condition” shall mean (i) at any time during the First Lending Period, Borrower’s cash and cash equivalents as shown on its balance sheet in accordance with GAAP shall be less than fifteen million dollars ($15,000,000); and (ii) at any time during the Second Lending Period, if any, Borrower’s cash and cash equivalents as shown on its balance sheet in accordance with GAAP shall be less than twenty million dollars ($20,000,000).

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in California.

“Capital Asset” shall mean, with respect to any Person, tangible property owned or leased (in the case of a Capitalized Lease Obligation) by such Person, or any expense incurred by any Person that is required by GAAP to be reported as an asset on such Person’s balance sheet.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended and Indebtedness incurred or assumed by such Person during such period for the acquisition of real property and other Capital Assets (including amounts expended and Indebtedness incurred or assumed in connection with Capitalized Lease Obligations).

“Capitalized Lease Obligations” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Change of Control” shall mean the occurrence of either of the following:

(a)  an Acquisition (as defined in Section 7.3(b)(iv) of the Merger Agreement) of Borrower; or

(b)  at any point in time, individuals who as of the date hereof are directors of Borrower shall cease for any reason to constitute a majority of the Board of Directors of Borrower.

“Charter Documents” shall mean, with respect to any Person, the Articles or Certificate of Incorporation and Bylaws or any other organizational or governing documents of such Person, in each case as amended to date.

“Closing Date” shall mean the date on which each of the conditions set forth in Articles 4 shall have been satisfied or waived in writing and the initial Loan is made.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning given to such term in the Security Agreement.

“Common Stock” shall mean the common stock of Borrower.

“Contractual Obligation” shall have the same meaning as the term “Company Material Contract” as defined in the Merger Agreement.

“Credit Amount” shall mean (i) at any time during the First Lending Period, ten million dollars ($10,000,000); and (ii) at any time during the Second Lending Period, if the Second Lending Period occurs, twenty million dollars ($20,000,000); provided, however that the Credit Amount in effect at any time shall equal the amount specified in clauses (i) or (ii) less the principal amount of any prepayments of Loans made or required to be made hereunder prior to any date of determination.

“Default” shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Disclosure Schedule” shall mean the Disclosure Schedule attached hereto as Schedule III.

“Disposition” shall mean the sale, lease, conveyance or other disposition of assets other than (a) sales of worn-out or obsolete equipment, (b) sales of inventory, and (c) transfers in the ordinary course of business consisting of the non-exclusive licensing of intellectual property.

“Dollars” and “$” shall mean the lawful currency of the United States of America and, in relation to any payment under this Loan Agreement, same day or immediately available funds.

“Domestic Subsidiary” has the meaning given in Section 5.1(g).

“Employee Benefit Plan” shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

“Environmental Laws” means all Legal Requirements relating to the protection of human health or the environment, including, without limitation, (a) all Legal Requirements, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all Legal Requirements pertaining to the protection of the health and safety of employees or the public.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

“ERISA Affiliate” shall mean any Person which is treated as a single employer with Borrower under section 414 of the Code.

“Event of Default” shall have the meaning given to that term in Section 6.1.

“Excluded Foreign Subsidiary” shall mean Handspring International Mexico, S.V. de C.V., Handspring Italy SRL, Handspring Denmark APS and Handspring International Ltd. (British Virgin Islands).

“Excluded Subsidiary” shall mean Handspring Facility Company, LLC, a Delaware limited liability company.

“First Lending Period” shall mean the period from the Initial Availability Date to and including the earlier of (A) September 26, 2003, and (B) the date on which the Merger Agreement is terminated.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and of cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

“Financing Event” shall mean:

(a)  the issuance by Borrower or any Subsidiary of any Equity Securities (excluding in all events issuances pursuant to Borrower’s employee stock plans, Borrower stock options, Borrower employee purchase plans and other similar benefit arrangements), or the receipt by the Borrower or any Subsidiary of any capital contribution (other than capital contributions to a Subsidiary from the Borrower that are otherwise permitted by the Merger Agreement and this Loan Agreement); or

(b)  the incurrence by Borrower or any Subsidiary of any Indebtedness, other than Indebtedness specified in clause (c) of the definition of Permitted Indebtedness and permitted under Section 5.2(a).

“Foothill Facility” shall mean that certain Loan and Security Agreement, dated as of June 25, 2001, as amended, among Lender and Foothill Capital Corporation, a California corporation, as arranger and agent for the lenders, Heller Financial Corporation, a Delaware corporation, and CIT Group/Business Credit, Inc., a New York corporation.

“Foreign Subsidiary” has the meaning given in Section 5.1(g).

“Funding Event of Extension” shall mean any Maturity Event of Extension other than a Maturity Event of Extension with respect to a termination of the Merger Agreement under Section 7.1(h) thereof (other than in the case of Lender’s willful breach of any representation, warranty, covenant or agreement contained in the Merger Agreement) or Section 7.1(k) thereof.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

“Governmental Entity” shall have the meaning given to such term in the Merger Agreement.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Entity.

“Guarantor” shall mean any Subsidiary that has executed the Guaranty.

“Guaranty” shall have the meaning given in Section 2.8(b).

“Guaranty Obligations” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

“Indebtedness” of any Person shall mean and include the aggregate amount of, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP), (d) all Capitalized Lease Obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all Guaranty Obligations of such Person; (g) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (h) net exposure under interest rate swap, currency swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, (i) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit. Unless otherwise indicated, the term “Indebtedness” shall include all Indebtedness of Borrower and its Subsidiaries.

“Indemnified Persons” has the meaning given in Section 7.3.

“Initial Availability Date” shall mean the earlier of (i) June 26, 2003, and (ii) the date on which an amendment to the Foothill Facility is effective and permits the Loans contemplated by this Loan Agreement to be made by Lender; provided, that Lender shall have no obligation to obtain any such amendment.

“Interest Period” shall mean, with respect to each Loan, the time periods which commence initially on the date of the first Loan and thereafter on the first day after an interest payment is due and which end on the date the next interest payment is due.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Indebtedness incurred by such Person of the type described in clauses (b) and (c) of the definition of “Indebtedness” on behalf of any other Person); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales in the ordinary course of such Person’s business.

“Knowledge” means, with respect to a party hereto, with respect to any matter in question, that any of the officers of such party, has actual knowledge of such matter, after inquiry of their respective direct reports.

“Legal Requirements” shall have the meaning given to such term in the Merger Agreement.

“Lender” shall have the meaning given in clause 1 of the introductory paragraph hereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capitalized Lease Obligation or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall have the meaning given in Section 2.1.

“Loan Agreement” shall mean this Loan Agreement.

“Loan Documents” shall mean and include this Loan Agreement, the Security Agreement, the Guaranty and all other documents, instruments and agreements delivered to Lender in connection with this Loan Agreement.

“Loans” shall have the meaning given in Section 2.1.

“Material Adverse Effect” shall mean either (a) a “Material Adverse Effect” as defined in the Merger Agreement, or (b) a material adverse effect on the rights and remedies of Lender under this Loan Agreement, the other Loan Documents or any related document, instrument or agreement.

“Maturity Date” shall mean the earliest of (a) the execution of an agreement (other than the Merger Agreement) providing for, or the consummation of, a Change of Control, (b) (i) if a Maturity Event of Extension has occurred, the same day of the month nine months after the date of termination of the Merger

Agreement, or (ii) if a Maturity Event of Extension has not occurred, two (2) Business Days following the date of termination of the Merger Agreement, and (c) if an Event of Default has occurred, the date on which the Obligations become due and payable pursuant to Section 6.2 hereof.

“Maturity Event of Extension” shall mean shall be deemed to occur if all of the conditions set forth in clauses (a), (b), (c) and (d) below are satisfied:

(a)	the Merger Agreement shall have been duly terminated pursuant to one of the following sections: 7.1(a), 7.1(b), 7.1(c), 7.1(d), 7.1(g), 7.1(h), 7.1(i) (but in the case of Section 7.1(i), only if the termination of the Merger Agreement resulted from inaccuracies in the representations and warranties of Borrower that were not willful), 7.1(j) and 7.1(k);

(b)	Borrower has not materially breached a covenant contained in the Merger Agreement, or willfully materially breached a representation or warranty made by it in the Merger Agreement,

(c)	there has not been a Parent Triggering Event, and

(d)	the required approval of the stockholders of Borrower contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Borrower stockholders duly convened therefor or at any adjournment thereof. For avoidance of doubt, if a meeting of Borrower stockholders has not occurred as of any date of determination of a Maturity Event of Extension, and such non-occurrence is not the result of a material breach of the Merger Agreement by Borrower, then this condition (d) shall not be applicable.

“Merger Agreement” shall mean the Agreement and Plan of Reorganization, dated as of the date hereof among Lender, Borrower and Peace Separation Corporation, a Delaware corporation and Handspring, Inc. Acquisition Corporation, a Delaware Corporation.

“Merger Documents” shall mean and include the Merger Agreement and all other documents, instruments and agreements executed in connection with the Merger Agreement.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

“Net Proceeds” shall mean, with respect to any event (a) the proceeds consisting of cash or cash equivalents received in respect of such event, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, including underwriting fees, purchase discount or similar expenses.

“Notice of Borrowing” shall have the meaning given in Section 2.1.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Loan Agreements and the other Loan Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Borrower hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11

U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Indebtedness” shall mean and include:

(a)    Indebtedness of Borrower to Lender;

(b)    Indebtedness existing on the date hereof and set forth on the Disclosure Schedule;

(c)    Indebtedness of Borrower in an amount not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) secured by Liens permitted under clause (e) of the definition of Permitted Liens;

(d)    Indebtedness of Borrower or any Guarantor to any Subsidiary, Indebtedness of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor, and Indebtedness of any Subsidiary that is not a Guarantor to Borrower or a Guarantor that constitutes a Permitted Investment under clause (f) of the definition thereof; and

(e) Other Indebtedness of Borrower incurred after the making of the initial Loan, a portion of the Net Proceeds of which are applied in accordance with Section 2.5(b).

“Permitted Investments” shall mean and include:

(a)    Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; and

(b)    Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

(c)    Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(d)    Investments consisting of deposit accounts or securities accounts in which Lender has perfected its security interest by obtaining a control agreement;

(e)    Investments existing on the date hereof set forth on the Disclosure Schedule; and

(f)    (i) Investments by any Subsidiary in Borrower or any Guarantor, (ii) Investments by any Subsidiary that is not a Guarantor in any other Subsidiary that is not a Guarantor, and (iii) Investments by Borrower or any Guarantor in any Foreign Subsidiary exclusively in order to fund operations in the ordinary course in amounts consistent with prior periods.

“Permitted Liens” shall mean and include:

(a)    Liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of Lender for the eventual payment thereof if subsequently found payable;

(b)    Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Lender for the eventual payment thereof if subsequently found payable;

(c)    Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(d)    Liens arising out of a judgment or award in circumstances not constituting an Event of Default under Section 6.1(h);

(e)    Liens upon any equipment acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or Indebtedness incurred solely to finance the purchase price of such equipment or (ii) Capitalized Lease Obligations, so long as, in each case, such Liens extend only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and

(f)    Easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property;

(h)    Liens on insurance proceeds in favor of insurance companies to secure the financing of insurance premiums;

(i)    Liens which constitute rights of setoff of a customary nature or bankers’ Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business not relating to a financing transaction; and

(j)    Liens existing on the date hereof and set forth on the Disclosure Schedule; and

(j)    Liens in favor of Lender.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Entity.

“Prime Rate” shall mean the per annum rate publicly announced by Wells Fargo Bank, N.A., from time to time.

“Reportable Event” shall have the meaning given to that term in ERISA and applicable regulations thereunder.

“Second Lending Period” shall mean the period from the earlier of (i) the date, if any, of a Funding Event of Extension and (ii) September 26, 2003, to and including the Maturity Date; provided, however, that there shall be no Second Lending Period unless on September 25, 2003, either (A) the Merger Agreement has not been duly terminated, or (B) a Funding Event of Extension has occurred.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall have the meaning given in Section 2.8(a).

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries and (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

“Tax” or “Taxes” shall have the meaning given to such term in the Merger Agreement.

SCHEDULE II

NOTICE OF BORROWING

            , 200

PALM, INC.

400 N. McCarthy Boulevard

M/S 4101

Milpitas, CA 95035-5112

Attn: Chief Financial Officer

1.    Reference is made to that certain Loan Agreement, dated as of June 4, 2003 of (the “Loan Agreement”), between HANDSPRING, INC. (“Borrower”) and PALM, INC. (“Lender”). Unless otherwise indicated, all terms defined in the Loan Agreement have the same respective meanings when used herein.

2.    Pursuant to Section 2.1 of the Loan Agreement, Borrower hereby requests a Loan upon the following terms:

(a)    The principal amount of the requested Loan is to be $            ; and

(b)    The date of the requested Loan is to be             , 200   (the third Business Day after Lender’s receipt of this Notice of Borrowing).

3.    Borrower hereby certifies to Lender that, on the date of such borrowing and after giving effect to the requested borrowing:

(a)    The representations and warranties set forth in Article 3 of the Loan Agreement are true and correct in all material respects, except for those representations and warranties which address matters only as of a particular date (which representations and warranties are true and correct in all material respects as of such date);

(b)     No Event of Default or Default has occurred and is continuing; and

(c)    Each of the Loan Documents remains in full force and effect and all actions necessary to perfect and maintain Lender’s security interest under the Security Agreement has been taken; no Subsidiary subject to the requirements of Section 5.1(g) has been formed with respect to which the required actions under Section 5.1(g) have not been accomplished (without regard to the thirty (30) day periods set forth in Section 5.1(g));

(d)    Borrower’s cash and cash equivalents as of the date hereof and determined in accordance with GAAP is equal to $            ; and

(e)    The Maturity Date has not occurred.

4.    Please disburse the proceeds of the requested Loan to             .

II-1

IN WITNESS WHEREOF, Borrower has executed this Notice of Borrowing on the date set forth above.

HANDSPRING, INC.

By:

Name:

Title:

II-2

SCHEDULE III

DISCLOSURE SCHEDULE

BORROWER DISCLOSURE LETTER TO LOAN AGREEMENT

Between

Palm, Inc.

And

Handspring, Inc.

Dated as of June 4, 2003

Section 3.7 — Liens

In connection with a Subordinated Loan and Security Agreement dated as of June 10, 1999 and related Subordinated Promissory Note(s) entered into between Borrower and Comdisco, Inc., Borrower had granted Comdisco a security interest in certain of its assets, including a security interest in one of Borrower’s trademark registrations, No. 2,683,962, for the HANDSPRING mark, which was recorded with the USPTO. Borrower’s obligations to Comdisco under the Subordinated Loan and Security Agreement and related Subordinated Promissory Note(s) were paid in full in June of 2000, and all of Comdisco’s security interests in the Company’s assets were to have been released. However, Comdisco apparently failed to file a release of its security interest in the Company’s trademark registration, No. 2,683,962, for the HANDSPRING mark with the USPTO. Borrower is in the process of contacting Comdisco to obtain a release of the security interest in this trademark.

EXHIBIT A

SECURITY AGREEMENT

This SECURITY AGREEMENT (“Agreement”), dated as of June 4, 2003, is made between each entity set forth on the signature pages hereto as a grantor (each such entity and each entity which hereafter executes a Subsidiary Joinder in substantially the form of Attachment 1 to the Guaranty (as defined below) to be referred to herein as a “Grantor”, and collectively as, the “Grantors”) and Palm, Inc. (“Lender”).

RECITALS

A.    Lender is entering into a Loan Agreement, dated as of June 4, 2003 (such agreement, as it may hereafter be amended or modified, the “Loan Agreement” with Handspring, Inc. (“Borrower”). Each Grantor other than Borrower is a guarantor of Borrower’s Obligations pursuant to a Guaranty of even date herewith executed in favor of Lender (the “Guaranty”).

B.    It is a condition precedent to the extension of credit by Lender under the Loan Agreement that each Grantor shall have executed and delivered this Agreement and shall have granted a security interest in all of its assets to Lender in accordance herewith to secure its obligations under the Loan Agreement or the Guaranty, as applicable.

AGREEMENT

NOW, THEREFORE, in order to induce Lender to enter into the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby represents, warrants, covenants, agrees and grants as follows:

1.    Definitions.    Unless the context otherwise requires, terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein and terms defined in the Uniform Commercial Code of the State of California (the “Uniform Commercial Code”) and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the Uniform Commercial Code. In addition, the following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates, instruments and other documents now or hereafter representing or evidencing any Pledged Securities, Pledged Partnership Interests, or Pledged Limited Liability Company Interests.

“Collateral” means and includes all present and future right, title, interest, claims and demands owned by each Grantor in or to any personal property or assets whatsoever, whether now owned or existing or hereafter arising or acquired and wheresoever located, and all hereafter arising or acquired and wheresoever located, and all rights and powers of such Grantor to transfer any interest in or to any personal property or assets whatsoever, including without limitation, any and all of the following personal property:

(a)    All present and future accounts, accounts receivable, payment intangibles, agreements, guaranties, contracts (including without limitation management agreements, leases, contract rights and rights to payment) (collectively, the “Accounts”), together with all instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, and all forms of obligations owing to such Grantor or to which such Grantor may have an interest, however created or arising;

(b)    All present and future general intangibles, including without limitation, (i) all tax refunds of every kind and nature to which such Grantor now or hereafter may become entitled, however arising, (ii) all other refunds, (iii) all commitments to extend financing to such Grantor, (iv) all deposits, (v) all goodwill, (vi) all choses in action, (vii) all insurance proceeds, and (viii) all trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes and proprietary information, including without limitation, the Copyrights, the Patents and the Marks and the goodwill of such Grantor’s business connected with and symbolized by the Marks;

(c)    All present and future demand, time, savings, passbook, deposit and like accounts (general or special) (collectively, the “Deposit Accounts”) in which such Grantor has any interest which is maintained with any bank, savings and loan association, credit union or like organization, including, without limitation, each account listed on Schedule 1-B attached hereto and all money, cash and cash equivalents of such Grantor, whether or not deposited in any Deposit Account;

(d)    All present and future books and records, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to such Grantor, all receptacles and containers for such records, and all files and correspondence;

(e)    All present and future goods, including without limitation, all equipment, machinery, recorded media, tools, molds, dies, furniture, furnishings, fixtures, trade fixtures and all other goods used in connection with or in the conduct of such Grantor’s business (collectively, the “Equipment”);

(f)    All present and future inventory and merchandise, including without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all recorded media, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts and documents of title relating to any of the foregoing (collectively, the “Inventory”);

(g)    All present and future commodity accounts, securities accounts, investment and/or brokerage accounts and similar accounts, including, without limitation, each account listed on Schedule 1-B attached hereto (collectively, “Investment Accounts”), all stocks, bonds, debentures, certificated and uncertificated securities, security entitlements, subscription rights, options, warrants, puts, calls, certificates, commodity contracts, partnership interests, limited liability company interests, joint venture interests, and all other investment property, including without limitation, the Certificates, the Pledged Securities, the Pledged Partnership Interests, the Pledged Limited Liability Company Interests and all rights, preferences, privileges, dividends, distributions (in cash or in kind), redemption payments or liquidation payments with respect thereto, provided, however, that notwithstanding anything contained herein to the contrary, Collateral shall not include more than 65% of the outstanding voting Equity Securities in any Foreign Subsidiary;

(h)    All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(i)    All other tangible and intangible personal property of such Grantor;

(j)    All rights, remedies, powers and/or privileges of such Grantor with respect to any of the foregoing; and

(k)    Any and all proceeds and products of the foregoing, including without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

Notwithstanding anything contained herein to the contrary, Collateral does not include any Equity Securities of Handspring Facility Company, LLC, a Delaware limited liability company.

“Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Copyright” means all:

(a)    Copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the “Copyright Act”), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including without limitation, copyrights for computer programs, source code and object code databases and related materials and documentation and including without limitation, the registered copyrights and copyright applications listed on Schedule 1-H attached hereto, and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of such Grantor’s rights corresponding thereto throughout the world;

(b)    Rights under or interests in any copyright license agreements with any other party, whether each Grantor is a licensee or licensor under any such license agreement and the right to use the foregoing in connection with the enforcement of the Lender’s rights under the Loan Documents; and

(c)    Copyrightable materials now or hereafter owned by such Grantor, including without limitation, all tangible property embodying the copyright described in clause (a) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (b) hereof.

“Disclosure Schedule” has the meaning given to that term in the Loan Agreement.

“Foreign Subsidiary” has the meaning given to that term in the Loan Agreement.

“Governmental Entity” has the meaning given to that term in the Merger Agreement.

“Guaranteed Obligations” has the meaning given to that term in the Guaranty.

“Guaranty” has the meaning given to that term in the Loan Agreement.

“Issuer Acknowledgement” has the meaning given to that term in Section 3(b) of this Agreement.

“Liens” has the meaning given to that term in the Loan Agreement.

“Limited Liability Company Interests” means the entire limited liability company interest at any time owned by each Grantor in any Pledged Entity.

“Loan Documents” has the meaning given to that term in the Loan Agreement.

“Loans” has the meaning given to that term in the Loan Agreement.

“Marks” means all (a) trademarks, trademark registrations, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world including without limitation, the trademarks, trademark registrations, applications, service marks, business names, trade styles, design logos and other source or business identifiers listed on Schedule 1-F attached hereto, (b) licenses pertaining to any such mark whether such Grantor is licensor or licensee, (c) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world, (f) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (g) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (h) all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor, their subsidiaries or licensees of products sold under or in connection with such marks, including without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products and (i) renewals and proceeds of any of the foregoing.

“Material Adverse Effect” has the meaning given to that term in the Loan Agreement.

“Merger Agreement” has the meaning given to that term in the Loan Agreement.

“Obligations” with respect to the Grantor that is also the Borrower, such term has the meaning given to that term in the Loan Agreement, and with respect to each Grantor that is also a Guarantor, such term means the Guaranteed Obligations.

“Patents” means all (a) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including without limitation, the inventions and improvements described and claimed therein, including without limitation, those patents listed on Schedule 1-G attached hereto, (b) licenses pertaining to any patent whether such Grantor is licensor or licensee, (c) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including without limitation, damages and payments for past, present or future infringements, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Permitted Liens” has the meaning given to that term in the Loan Agreement.

“Person” has the meaning given to that term in the Loan Agreement.

“Partnership Interests” means the entire partnership interest at any time owned by each Grantor in any Pledged Partnership Entity.

“Pledged Collateral” means the Certificates, the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.

“Pledged Entity” means each limited liability company set forth in Schedule 1-C attached hereto, together with any other limited liability company in which any Grantor may have an interest at any time.

“Pledged Limited Liability Company Interests” means all limited liability company interests owned by each Grantor, including, but not limited to those limited liability company interests set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement and all capital, limited liability company assets, dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

“Pledge Notice” shall have the meaning ascribed to it in Section 3(b) of this Agreement.

“Pledged Partnership Entity” means each partnership interest set forth in Schedule 1-C attached hereto, together with any other partnership interest in which any Grantor may have an interest at any time.

“Pledged Partnership Interests” means all interests in any partnership or joint venture owned by each Grantor, including, but not limited to those partnership interests set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

“Pledged Securities” means all shares of capital stock of each issuer in which each Grantor owns an interest, including, but not limited to those shares of capital stock set forth in Schedule 1-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

2.    Creation of Security Interest.    Each Grantor, in order to secure the Obligations, does hereby grant and pledge to Lender a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral. The security interest and pledge created by this Section 2 shall continue in effect so long as any Obligation remains outstanding or Lender has any obligation to make Loans under the Loan Agreement.

3.    Delivery of Pledged Collateral.

(a)    Except as set forth in Section 4.1(f) of the Loan Agreement, each Certificate shall be delivered to and held by Lender and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender.

(b)    With respect to each uncertificated Limited Liability Company Interest and each uncertificated Partnership Interest, a notice in the form set forth in Exhibit A-1 attached hereto (the “Pledge Notice”) shall be appropriately completed and delivered to each Pledged Entity and each Pledged Partnership Entity, notifying each Pledged Entity and each Pledged Partnership Entity of the existence of this Agreement, a certified copy of this Agreement shall be delivered by the Grantor to the relevant Pledged Entity and relevant Pledged Partnership Entity, and such Grantor shall have received and delivered to Lender a copy of such Pledge Notice, along with an acknowledgment in the form set forth in Exhibit A-2 attached hereto (the “Issuer Acknowledgment”), duly executed by the relevant Pledged Entity.

(c)    Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, Lender or any of its nominees any or all of the Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests. In addition, Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

(d)    Each Grantor acknowledges and agrees that (i) each Limited Liability Company Interest or Partnership Interest Controlled by such Grantor and pledged hereunder that is represented by a certificate shall be a “security” within the meaning of Article 8 of the Uniform Commercial Code and shall be governed by Division 8 of the Uniform Commercial Code and (ii) each such interest shall at all times hereafter be represented only by a certificate.

(e)    Each Grantor further acknowledges and agrees that (i) each Limited Liability Company Interest or Partnership Interest Controlled by such Grantor and pledged hereunder that is not represented by a certificate shall not be a “security” within the meaning of Division 8 of the Uniform Commercial Code and (ii) such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Division 8 of the Uniform Commercial Code or issue any certificate representing such interest, unless such Grantor provides prior written notification to Lender of such election and immediately pledges any such certificate to Lender pursuant to the terms hereof.

4.    Further Assurances.

(a)    At any time and from time to time at the reasonable written request of Lender, each Grantor shall execute and deliver to Lender, at such Grantor’s expense, all such financing statements and other instruments, certificates and documents (including account control agreements) in form and substance reasonably satisfactory to Lender, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, Lender’s security interests granted pursuant to this Agreement or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Lender, mark conspicuously each document included in the Inventory and each other contract relating to the Accounts, and all chattel paper, instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Lender, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interest granted hereby, (ii) at the request of Lender, if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Lender, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Lender may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby, (iv) upon any Grantor’s registration or application of any copyright under the Copyright Act, execute and deliver immediately to Lender for recordation and filing in the United States Copyright Office a Grant of Security Interest, in the form of Exhibit B attached hereto, (v) upon any Grantor’s registration or application of any Patent or Mark, execute and deliver immediately to Lender for recordation and filing in the United States Patent and Trademark Office a Grant of Security Interest, in the form of Exhibit B attached hereto, and (vi) with respect to any license or agreement in which any Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, upon Lender’s request, such Grantor will use its best efforts to procure the consent of the counterpart party thereto.

(b)    At any time and from time to time, Lender shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as Lender may reasonably deem appropriate to perfect and to maintain perfected the security interests granted herein.

(c)    Each Grantor hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(d)    With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, upon the occurrence and during the continuance of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Lender to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

(e)    With respect to each Equity Security of a Foreign Subsidiary subject to a security interest created in accordance with the terms of this Agreement, Borrower shall take or cause to be taken, commercially reasonable actions requested by Lender to evidence a first priority security interest thereon in favor of Lender, although it is acknowledged by Lender that Borrower will not be requested to engage local counsel in the jurisdiction of organization of the Foreign Subsidiary in question or to take, or cause to be taken, any action in accordance with the laws of such jurisdiction, unless such actions are commercially reasonable and are actions that would otherwise be taken to perfect Lender’s security interest in the United States. Notwithstanding anything contained herein, during the existence of an Event of Default, Lender may request that Borrower engage local counsel or take actions in accordance with the laws of the applicable jurisdiction that are necessary to perfect or preserve Lender’s security interest in any Equity Securities of a Foreign Subsidiary.

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5.    Voting Rights; Dividends; etc.    So long as no Event of Default shall have occurred and be continuing:

(a)    Voting Rights.    Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or the other Loan Documents; provided, however, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

(b)    Dividend and Distribution Rights.    Subject to the terms of the Loan Agreement, each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of its Pledged Securities, its Pledged Partnership Interests or its Pledged Limited Liability Company Interests; provided, however, that any and all:

(i)  non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities, Pledged Partnership Interests, Pledged Limited Liability Company Interests,

(ii)  dividends and other distributions paid or payable in cash in respect of any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii)  cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests,

shall, except as otherwise provided for in the Loan Agreement or the other Loan Documents, forthwith be delivered to Lender, in the case of (i) above, to be held as Collateral and shall, if received by such Grantor, be received in trust for the benefit of Lender, be segregated from the other property of such Grantor and forthwith be delivered to Lender as Collateral in the same form as so received (with any necessary endorsements), and in the case of (ii) and (iii) above, to be applied to the Obligations to the extent permitted by the Loan Agreement or otherwise to be held as Collateral.

6.    Rights as to Pledged Collateral During Event of Default.    When an Event of Default has occurred and is continuing:

(a)    Voting, Dividend and Distribution Rights.    At the option of Lender, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5(b) above, shall cease, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions during the continuance of such Event of Default.

(b)    Dividends and Distributions Held in Trust.    All dividends and other distributions which are received by any Grantor contrary to the provisions of Section 6(a) of this Agreement shall be received in trust for the benefit of Lender, shall be segregated from other funds of such Grantor and forthwith shall be paid over to Lender as Collateral in the same form as so received (with any necessary endorsements).

7.    Irrevocable Proxy.    Each Grantor hereby revokes all previous proxies with regard to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests and appoints Lender as its respective proxyholder to (a) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (b) to attend and vote at any and all meetings of the members of the Pledged Entities or partners of the Pledged Partnership Entities (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of Lender), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Pledged Entities or Pledged Partnership Entities executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on their respective Limited Liability Company Interests or Partnership Interests or had personally signed the consents, waivers or ratifications; provided, however, that Lender as proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Grantor hereby authorizes Lender to substitute another Person (which Person shall be a successor to the rights of Lender hereunder, a nominee appointed by Lender to serve as proxyholder, or otherwise as approved by such Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as no part of any commitment to make Loans pursuant to the Loan Agreement remains outstanding and all Obligations have been indefeasibly paid in full.

8.    The Grantors’ Representations and Warranties.    Each Grantor represents and warrants as follows:

(a)    (i) The locations listed on the Schedule 1-A constitute all locations at which Collateral owned by such Grantor is located; (ii) the chief executive office of such Grantor, where such Grantor keeps its records concerning the Collateral, is located at the address set forth for such Grantor on Schedule 1-D; (iii) such Grantor has exclusive possession and control of the Collateral owned by such Grantor and (iv) such Grantor has only the Deposit Accounts and Investment Accounts listed on Schedule 1-B.

(b)    Such Grantor currently conducts business only under its own name and the trade names listed on Schedule 1-E. Neither such Grantor nor any corporate predecessor has, during the preceding five years, been known as or used any other corporate or fictitious name, except the names disclosed on Schedule 1-E.

(c)    Such Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens. Such Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement. The pledge of the Collateral pursuant to this Agreement creates a valid first priority security interest in the Collateral, except for Permitted Liens.

(d)    No consent of any Person, including, without limitation, any partner in a partnership with respect to which such Grantor has pledged its interests as a Pledged Partnership Interest or any member in a Pledged Entity, is required for the pledge by such Grantor of the Collateral other than consents required under the agreements described in the Disclosure Schedule.

(e)    Except as set forth on Schedule 1-C, the Pledged Securities described on Schedule 1-C constitute (i) all of the shares of capital stock of any Person owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule 1-C, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule 1-C. Except as set forth in Schedule 1-C, the Pledged Partnership Interests described on Schedule 1-C constitute all of the partnerships or joint ventures in which each Grantor has an interest, and such Grantor’s percentage interest in each such partnership or joint venture is as set forth on such Schedule 1-C. Except as set forth in Schedule 1-C, the Pledged Limited Liability Company Interests described on Schedule 1-C attached hereto constitute all of the Limited Liability Company Interests of each Grantor and such Grantor’s percentage interest in each such Pledged Entity is as set forth on Schedule 1-C attached hereto. Unless specified otherwise on Schedule 1-C, each of the Pledged Partnership Interests and Pledged Limited Liability Company Interests described on Schedule 1-C are uncertificated securities.

(f)    No authorization, approval or other action by, and no notice to or filing with, any Governmental Entity (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, or (B) for the exercise by Lender of the voting rights in the Pledged Securities, the Pledged Partnership Interest or the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally, provided, however, that notwithstanding anything contained herein to the contrary, the representations and warranties contained in this Section 8(f) are not made with respect to any Equity Security in any Foreign Subsidiary.

9.    Copyrights.

(a)    Royalties.    Each Grantor hereby agrees that the use by Lender of the Copyrights as authorized hereunder in connection with Lender’s exercise of their rights and remedies hereunder shall be without any liability for royalties or other related charges from Lender to Grantors.

(b)    Restrictions on Future Agreements.    Subject to the terms hereof and of the Loan Agreement, each Grantor shall be permitted to manage, license and administer its Copyrights in such manner as such Grantor in its reasonable business judgment deems desirable, provided, however, that such Grantor will not, without the Lender’s prior written consent, such consent not to be unreasonably withheld, (i) enter into any copyright license agreements except license agreements entered into in the ordinary course of its business consistent with past practices and containing such additional provisions to protect Lender’s interest hereunder as Lender may from time to time reasonably request or (ii) take any action, or permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could in any respect reasonably be expected to have a Material Adverse Effect.

(c)    Duties of Grantors.    Each Grantor shall have the duty to:

(i) place notices of copyright on all copyrightable property produced or owned by such Grantor embodying the Copyrights and use diligent reasonable efforts to have its licensees do the same and (ii) take all reasonable action necessary in such Grantor’s reasonable business judgment consistent with past practices to preserve and maintain all of Grantor’s rights in the Copyrights that are or shall be necessary in the operation of Grantor’s business, including, without limitation, diligently monitoring unauthorized use thereof, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with the foregoing shall be borne by Grantors. Lender shall have no duty with respect to the Copyrights other than to act lawfully and without gross negligence or willful misconduct. Without limiting the generality of the foregoing, Lender shall not be under any obligation to take any steps necessary to preserve rights in the Copyrights against any other parties, but Lender may do so at its option upon the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantors and shall be added to the Obligations.

(d)    Registration.    While any Obligations remain outstanding or Lender has any commitment to advance Loans under the Loan Agreement, without the prior written consent of Lender, Grantors shall not register or cause to be registered with the United States Copyright Office any copyright registrations with respect to any proprietary software of any Grantor or any other property of any Grantor that may be registered with the United States Copyright Office.

10.    Patents and Marks.

(a)    Royalties.    Each Grantor hereby agrees that any rights granted hereunder to Lender with respect to Patents and Marks shall be applicable to all jurisdictions in which such Grantor has the right to use such Patents and Marks, from time to time, and without any liability for royalties or other related charges from Lender to Grantors.

(b)    Restrictions on Future Agreements.    Each Grantor will not, without Lender's prior written consent, such consent not to be unreasonably withheld, abandon any Patent or Mark in which such Grantor now owns or hereafter acquires any rights or interests if such abandonment could reasonably be expected to have a Material Adverse Effect or enter into any agreement, including, without limitation, any license agreement, which is inconsistent with such Grantor’s obligations under this Agreement, if such actions could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could reasonably be expected to have a Material Adverse Effect.

(c)    Duties of Grantors.    Each Grantor shall have the duty to (i) prosecute diligently any patent application or trademark application pending as of the date hereof or thereafter until the Obligations shall have been indefeasibly paid in full and Lender has no obligation to make any Loans under the Loan Agreement, (ii) upon the occurrence and during the continuance of an Event of Default, make application on unpatented but patentable inventions owned by such Grantor and on Marks, as the case may be, as Lender reasonably deems appropriate, (iii) file and prosecute opposition and cancellation proceedings if the failure to do so could reasonably be expected to have a Material Adverse Effect and (iv) take all reasonable action necessary in such Grantor’s reasonable business judgment consistent with past practices to preserve and maintain all rights in patent applications of the Patents and in applications for registrations of the Marks unless the failure so to do could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with such applications shall be borne by Grantors. Each Grantor shall not abandon any right to file a Patent application or Mark application without the consent of Lender (which consent shall not be unreasonably withhold) if such abandonment could reasonably be expected to have a Material Adverse Effect. Each Grantor shall give proper statutory notice in connection with its use of each of the Marks to the extent necessary for the protection of each of the Marks. Grantors shall notify the Lender of any suits it commences to enforce the Patents and Marks and shall provide Lender with copies of any documents reasonably requested by Lender relating to such suits.

11.    Grantors’ Covenants.    In addition to the other covenants and agreements set forth herein and in the other Loan Documents, each Grantor covenants and agrees as follows:

(a)    Such Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Grantor and except those which could not reasonably be expected to have a Material Adverse Effect.

(b)    The Collateral will not be used in violation of any applicable material law, regulation or ordinance (including without limitation, all applicable regulations, rules and orders), nor used in any way that will void or impair any insurance required to be carried in connection therewith.

(c)    Such Grantor will keep the Collateral in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

(d)    Such Grantor will take all reasonable steps to preserve and protect the Collateral except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(e)    Such Grantor will maintain all insurance coverage required pursuant to the terms of the Loan Agreement.

(f)    Such Grantor will promptly notify Lender in writing in the event of any material damage to the Collateral from any source whatsoever.

(g)    Such Grantor will not (i) establish any location of Collateral not listed in Schedule 1-A, (ii) move its principal place of business, chief executive offices or any other office listed in Schedule 1-D or (iii) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in Schedule 1-E, except upon not less than 30 days prior written notice to Lender and such Grantor’s prior compliance with all applicable requirements of Section 4 hereof necessary to perfect Lender’s security interest hereunder.

(h)    Such Grantor shall cause all of its equipment constituting Collateral to be operated and maintained in accordance with any applicable manufacturer’s manuals or instructions and the requirements of its insurance policies. Such Grantor, at its expense, shall maintain such equipment in good condition, reasonable wear and tear excepted, and will comply with all laws, ordinances and regulations to which the use and operation of such equipment may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to such equipment, regardless of the cause. If maintenance is mandated by the manufacturer, such Grantor shall obtain and keep in effect at all times while the Obligations are outstanding maintenance service contracts with the vendor of such equipment or suppliers approved by Lessor, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of such equipment. All such maintenance, repair and replacement services shall be immediately paid for and discharged by such Grantor with the result that no lien will attach to such equipment. Only qualified personnel of such Grantor or qualified contract personnel shall operate such equipment. Such equipment shall be used only for the purposes for which it was designed.

(i)    Such Grantor shall not establish any additional Deposit Account or Investment Account not listed on Schedule 1-B, except upon prior written notice to Lender and such Grantor’s compliance with all applicable requirements of Section 4 hereof necessary to perfect Lender’s security interest hereunder, including without limitation, delivery of duly executed account control agreements by all necessary parties, in form and substance satisfactory to Lender.

(j)    Such Grantor covenants to Lender that any Pledged Securities (other than Equity Securities of a Foreign Subsidiary) held by them shall be in certificated form (as contemplated by Division 8 of the Uniform Commercial Code), and that it will not seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Division 8 of the Uniform Commercial Code).

(k)    Such Grantor will (a) not at any time cause or permit any Subsidiary that is an issuer of Pledged Securities to issue any capital stock or any warrant options or other rights to acquire any capital stock, other than to such Grantor or as otherwise permitted under the Loan Agreement and (b) pledge to Lender in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other securities of each issuer of Pledged Securities.

(l)    Such Grantor will (a) not at any time cause or permit any Pledged Entities to issue any additional membership interests or any other rights or options to acquire any additional limited liability company interests, other than to the Grantors or as otherwise permitted under the Loan Agreement, and (b) pledge to Lender in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Limited Liability Company Interests of each Pledged Entity.

(m)    Such Grantor will (a) not at any time cause or permit any Pledged Partnership Entities to issue any additional partnership interests or any other rights or options to acquire any additional partnership interests, other than to the Grantors or as otherwise permitted under the Loan Agreement, and (b) pledge to Lender in accordance with the terms hereof, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of each Pledged Partnership Entity.

12.    Lender’s Rights Regarding Collateral.    At any time and from time to time, Lender may, to the extent necessary or desirable to protect the security hereunder, but Lender shall not be obligated to: (a) (whether or not a Default or Event of Default has occurred) itself or through its representatives, at its own expense, upon reasonable notice and at such reasonable times during usual business hours, visit and inspect any of the Grantors’ properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of any of the Grantors with officers of such Grantors and with their accountants or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantors, perform any obligation of any of the Grantors under this Agreement. At any time and from time to time, at the expense of the Grantors, Lender may, to the extent necessary or desirable to protect the security hereunder, but Lender shall not be obligated to: (i) notify obligors of the Collateral that the Collateral has been pledged as security to Lender; (ii) after an Event of Default has occurred and is continuing, at any time and from time to time request from obligors of the Collateral, in the name of the applicable Grantor or in the name of Lender, information concerning the Collateral and the amounts owing thereon; and (iii) after an Event of Default has occurred and is continuing, direct obligors under the contracts included in the Collateral to direct their performance to Lender. Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws (including without limitation, all applicable regulations, rules and orders) shall be made of all material dealings and transactions pertaining to the Collateral. Lender shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. Lender shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Lender shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of the Grantors’ therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein or in any consent shall constitute an assumption by Lender of any of the Grantors’ obligations under the contracts assigned hereunder unless Lender shall have given written notice to the counterpart to such assigned contract of Lender's intention to assume such contract. Each Grantor shall continue to be liable for performance of its obligations under such contracts.

13.    Collections on the Collateral.    Except as provided to the contrary in the Loan Agreement, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Lender, each Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for Lender and immediately delivered in kind to Lender (duly endorsed to Lender, if required), to be applied to the obligations or held as Collateral, as Lender shall elect. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of any of the Grantors, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes Lender to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as Lender shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Lender without appropriate endorsement, and Lender and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representative of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and such Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

14.    Possession of Collateral by Lender.    All the Collateral now, heretofore or hereafter delivered to Lender shall be held by Lender in its possession, custody and control. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Lender’s possession, custody or control, Lender may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of the Grantors’ obligations with respect thereto, or otherwise so long as consistent with the Loan Documents or transactions contemplated thereby. Lender may at any time deliver or redeliver the Collateral or any part thereof to the Grantors, and the receipt of any of the same by the Grantors shall be complete and full acquittance for the Collateral so delivered, and Lender thereafter shall be discharged from any liability or responsibility arising after such delivery to the Grantors. So long as Lender exercises reasonable care and complies with Section 9207 of the UCC with respect to any Collateral in its possession, custody or control, Lender shall have no liability for any loss of or damage to any Collateral, and in no event shall Lender have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.

15.    Remedies.

(a)    Rights Upon Event of Default.    Upon the occurrence and during the continuance of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, Lender shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Lender may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without further notice to the Grantors except such notice as may be specifically required by applicable law: (i) to foreclose the Liens and security interests created hereunder or under any other Loan Document by any available judicial procedure or without judicial process; (ii) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (iii) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (iv) to notify obligors on the Collateral that the Collateral has been assigned to Lender and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to Lender; (v) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (vi) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Lender may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as Lender reasonably deems appropriate and is commercially reasonable; (vii) to settle, compromise or release, on terms acceptable to Lender, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (viii) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the applicable Grantor for the benefit of Lender; (ix) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, on behalf of itself or in the name of the applicable Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by Lender to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Lender which may release any obligor from personal liability on any of the Collateral, and each Grantor waives, to the extent permitted by applicable law, any right to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by Lender in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Lender or any of the Grantors, may be applied by Lender, without notice to the Grantors, to the Obligations in such order and manner as Lender in their sole discretion shall determine; (x) to insure, protect and preserve the Collateral; (xi) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; and (xii) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Lender may, at the cost and expense of the Grantors, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Lender shall be deemed to have a rent-free tenancy of any premises of the Grantors for such purposes and for such periods of time as reasonably required by Lender. So long as an Event of Default has occurred and is continuing, each Grantor will, at Lender’s request, assemble the Collateral and make it available to Lender at places which Lender may designate, whether at the premises of such Grantor or elsewhere, and will make available to Lender, free of cost, all premises, equipment and facilities of such Grantor for the purpose of Lender’s taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

(b)    Possession by Lender.    Upon the occurrence and during the continuance of an Event of Default, Lender also shall have the right, without notice or demand, either in person, by Lender or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. The taking possession of the Collateral by Lender shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

(c)    Sale of Collateral.    Any public or private sale or other disposition of the Collateral may be held at any office of Lender, or at the Grantors’ places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers. Lender may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral. Lender or any Person acting on Lender’s behalf may bid and purchase at any such sale or other disposition. In furtherance of Lender’s rights hereunder, each Grantor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lender’s exercise of its remedies hereunder.

(d)    Notice of Sale.    Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if: such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least five (5) Business Days before the date of the sale. Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph. Lender shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Lender may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

(e)    Private Sales.    With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, Lender may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Lender may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, Lender may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) Lender shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Lender of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(f)    Title of Purchasers.    Upon consummation of any sale of Collateral hereunder, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Lender shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Lender, and any Collateral so sold may be retained by Lender until the sale price is paid in full by the purchaser or purchasers thereof. Lender shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

(g)    Disposition of Proceeds of Sale.    The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Obligations; and third, any surplus remaining after the satisfaction of all Obligations, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(h)    Certain Waivers.    To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against Lender arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of Lender.

(i)    Remedies Cumulative.    The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

16.    Notice.    Lender shall use reasonable efforts to give the Grantors prior written notice of the exercise of any remedy provided for herein, provided that the failure to give such notice shall not subject Lender to liability and shall not affect the validity or exercise of any remedy hereunder.

17.    Lender Appointed Attorney-in-Fact.    To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints Lender as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in Lender’s sole and absolute discretion to do any of the following acts or things upon the occurrence and during the continuance of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor’s name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by Lender; and (e) to file any claims or take any action or institute any proceedings which Lender may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of Lender with respect to any of the Collateral; provided, however, that Lender shall be under no obligation whatsoever to take any of the foregoing actions, and Lender shall have no liability or responsibility for any act or omission (other than Lender's own gross negligence or willful misconduct) taken with respect thereto.

18.    Costs and Expenses.    Each Grantor shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in connection with the exercise of its duties under this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in connection with the enforcement or attempted enforcement of this Agreement or any of the Obligations or in preserving any of Lender’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Loan Documents or the Obligations or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, Borrower or any of their Affiliates).

19.    Transfers and Other Liens.    Each Grantor agrees that, except as specifically permitted under the Loan Agreement or any other Loan Document, it will not (a) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for legally permissible Liens in favor of Lender or otherwise permitted under the Loan Agreement or any other Loan Document.

20.    Other Agreements; Governing Agreement.    Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other Loan Document executed by the Grantors or any other Person in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto; provided, however, that in the event of inconsistency between this Agreement and the Loan Agreement, the Loan Agreement shall govern.

21.    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

22.    Understandings With Respect to Waivers and Consents.    Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against Lender or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

23.    Indemnity.    Each Grantor shall indemnify, defend, and hold harmless Lender and each of Lender’s Subsidiaries, Affiliates, directors, officers, employees and agents (collectively, the “Indemnified Persons”), and reimburse the Indemnified Persons for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees, disbursements and expenses, arising out of or in connection with (i) any willful, material breach by any Grantor of any of the representations and warranties contained in this Agreement or the other Loan Documents, (ii) any material failure by a Grantor to perform any covenant, undertaking or obligation hereunder, (iii) any matter arising out of any use by any Grantor of any proceeds of the Loans, (iv) any licensing fees relating to any item of Collateral, or (v) any matter arising out of any use by any Grantor of any item of Collateral, except, in each case, to the extent such liability arises from the gross negligence or willful misconduct of the Indemnified Person seeking indemnity hereunder.

24.    Amendments, etc.    No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantors herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and made in accordance with Section 7.4 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

25.    Notices.    All notices and other communications provided for hereunder shall be given in the manner and to the addresses set forth either in the Loan Agreement or in the Guaranty dated as of even date herewith entered into by the Grantors.

26.    Continuing Security Interest: Transfer of Notes; Termination.    This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations and the termination or expiration of Lender’s obligation to make Loans under the Loan Agreement, (ii) be binding upon each Grantor, their successors and assigns and (iii) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and any successor Lender, subject to the terms and conditions of the Loan Agreement. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. The Grantors’ successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, except as otherwise permitted under the Loan Agreement or any other Loan Document, none of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of Lender.

27.    Release of the Grantors.    This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations have been paid in full in cash and when Lender's obligation to make Loans under the Loan Agreement has expired or have otherwise been terminated. Upon such release and termination of all Obligations and the security interest hereunder, all rights in and to the Collateral granted or pledged by the Grantors hereunder shall automatically revert to the Grantors, and Lender shall return any pledged Collateral in their possession to the Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of Lender arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

28.    Governing Law.    This Agreement shall be governed and construed in accordance with the laws of the State of California (without reference to its choice of law provisions), except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of a jurisdiction other than the State of California are governed by the laws of such jurisdiction.

29.    Jury Trial.    EACH GRANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

Grantor:	HANDSPRING, INC.

By: /s/ DONNA L. DUBINSKY
Name: Donna L. Dubinsky Title: CEO

Lender:

PALM, INC.

By: /s/ TODD BRADLEY
Name: Todd Bradley Title: President and Chief Executive Officer

[Signature Page to Security Agreement]

Schedule 1-A

List of Asset Locations

Grantor	Brief Description of Assets	Location (Address)

Handspring, Inc.	Office furniture, equipment, files	189 Bernardo Avenue Mountain View, CA 94043

Handspring, Inc.	Office furniture, equipment, files	380 Bernardo Avenue Mountain View, CA 94043

Handspring, Inc.	Office furniture, equipment, files	89 & 91 rue de Lyon Geneva, Switzerland

Handspring, Inc.	Office furniture, equipment, files	Unit 5, Castle Business Village Hampton Surrey, UK TW12 2BX

Handspring, Inc.	Office furniture, equipment, files	Prins Bernhardplein 200 1097 JB Amsterdam, Holland

Schedule 1-B

List of Deposit Accounts

Grantor	Depositary Bank	Account Number	Account Type	Contact Information*

Handspring, Inc.	Silicon Valley Bank	3300363486	Operating

Brad Leahy

Vice President

2400 Geng Road, Suite 200

Palo Alto, CA 94303

Phone: 650-320-1131

Fax: 650-320-0016

Maria Fisher Leaf

Phone: 650-320-1164

Lily Pang

Client Service Officer

2400 Geng Road, Suite 200

Palo Alto, CA 94303

Phone: 650-320-1113

Fax: 650-320-0018

Handspring, Inc.	Silicon Valley Bank	3300100569	Old Operating (Set up as ZBA to be funded by operating account when old checks clear.)	See above.

Handspring, Inc.	Silicon Valley Bank	3300260058	Payroll (ZBA)	See above.

Handspring, Inc.	Mellon Legal Services LLC	078-9435	Controlled Disbursement/Positive Pay	Brad Leahy Vice President 2400 Geng Road, Suite 200 Palo Alto, CA 94303 Phone: 650-320-1131 Fax: 650-320-0016

Handspring, Inc.	Wells Fargo Bank, N.A.	491-1415115	Merchant Account

Jill Ta

Vice President

400 Hamilton Avenue

P.O. Box 150

Palo Alto, CA 94301

Phone: 650-855-6629

Fax: 650-328-0814

Tim Cogswell

400 Hamilton Avenue

P.O. Box 150

Palo Alto, CA 94301

Phone: 650-855-7693

Fax: 650-328-0814

List of Investment Accounts

Grantor	Bank/Brokerage	Account Number	Account Type	Contact Information*

Handspring, Inc.	Silicon Valley Bank	886-00815	SVB Securities—MM

Brad Leahy

Vice President

2400 Geng Road, Suite 200

Palo Alto, CA 94303

Phone: 650-320-1131

Fax: 650-320-0016

Maria Fisher Leaf

Phone: 650-320-1164

Lily Pang

Client Service Officer

2400 Geng Road, Suite 200

Palo Alto, CA 94303

Phone: 650-320-1113

Fax: 650-320-0018

Handspring, Inc.	Credit Suisse First Boston	2N9-011527	Investment

Don Trabert

Senior Vice President

600 California Street, 20th floor

San Francisco, CA 94108

Phone: 415-249-2032

Celia Donohue

600 California Street

San Francisco, CA 94108

Phone: 415-249-2022

Fax: 415-249-2025

Handspring, Inc.	Salomon Smith Barney	449-1X169-11 846	Investment

David Woo

Senior Vice President

2775 Sand Hill Rd., Suite 120

Menlo Park, CA 94025-7019

Phone: 650-926-7124

Fax: 650-926-7104

Greg Krohner

Senior Financial Analyst

2775 Sand Hill Rd., Suite 120

Menlo Park, CA 94025-7019

Phone: 650-926-7683

Fax: 650-926-7104

Handspring, Inc.	Salomon Smith Barney	449-90314-19-846	EUR Account	Same as above.

Handspring, Inc.	Salomon Smith Barney	449-90315-18-846	GBP Account	Same as above.

Handspring, Inc.	Wells Capital Management	10650900	Investment (Restricted for	Keith M. Khorey Principal

LOCs)	333 South Grand Ave., Suite 2200 Los Angeles, CA 90071 Phone: 213-253-3184

* Contact Information: include name of banker/broker, address, phone, fax, & email address

Schedule 1-C

List of Pledged Collateral1

Grantor	Issuer	Certificate Number[2]	Shares or Interests Pledged	Shares Issued & Outstanding	Shares Authorized	Percentage Ownership

Handspring, Inc.	Handspring International Ltd.

Handspring, Inc.	Handspring Canada, Inc.

Handspring, Inc.	Handspring Denmark APS

Handspring, Inc.	Handspring Italy SRL

Handspring, Inc.	Handspring B.V.

Handspring, Inc.	Handspring Singapore Pte. Ltd.

Handspring, Inc.	Handspring International Sarl

Handspring, Inc.	Handspring UK Ltd.

Handspring, Inc.	Handspring International Mexico, S.V. de C.V.

[1]	This Schedule 1-C is to be revised and updated within ten (10) days of the date of this Agreement, pursuant to Section 4.1(f) of the Loan Agreement.
[2]	If Pledged Collateral is uncertificated, indicate “uncertificated” in this column.

Schedule 1-D

Location of Chief Executive Office of each Grantor

Grantor	Location
Handspring, Inc.	189 Bernardo Avenue, Mountain View, CA 94043

Schedule 1-E

List of Tradenames

Grantor	Trade Names (including any used in the preceding 5 years)

Handspring, Inc.	Blazer

Handspring, Inc.	Gameface

Handspring, Inc.	Handspring

Handspring, Inc.	Handspring (Chinese Characters)

Handspring, Inc.	Handspring.CL

Handspring, Inc.	Springboard

Handspring, Inc.	Treo

Handspring, Inc.	Visor

Handspring, Inc.	Visor Edge

Handspring, Inc.	Visoren

Schedule 1-F

TRADEMARKS

MARK	COUNTRY	CLASS	APP./REG. NO.	CURRENT STATUS

Mark: BLAZER

BLAZER	United States	09	Registration No. 2,482,443	Filed 9/20/2000 Registered 8/28/2001

Mark: GAMEFACE

GAMEFACE	United States	09	Application No. 76/151,510	Filed 10/17/2000 Abandoned

GAMEFACE	United States	28	Application No. 76/151,509	Filed 10/17/2000 Abandoned

Mark: HANDSPRING

HANDSPRING	Argentina	09	Registration No. 1,773,671	Filed 11/17/1998 Registered 2/4/2000

HANDSPRING	Australia	09	Registration No. 778,526	Filed 11/16/1998 Registered 11/16/1998

HANDSPRING	Brazil	09	Application No. 821,520,539	Filed 3/26/1999 Abandoned; consolidated with Application No. 812,520,520

HANDSPRING	Brazil	09 (9.25, 9.35, 9.45)	Application No. 821,520,520	Filed 3/26/1999 Published

HANDSPRING	Brazil	28	Application No. 821,520,512	Filed 3/26/1999 Published

HANDSPRING	Bulgaria	09	Registration No. 41,595	Filed 12/8/2000 Registered 12/3/2002

HANDSPRING	Canada		Application No. 897,845	Filed 11/27/1998 Pending

HANDSPRING	Chile	09	Registration No. 613,017	Filed 2/12/2001 Registered 12/14/2001

HANDSPRING	China (People’s Republic Of)	09	Registration No. 1,402,407	Filed 11/24/1998 Registered 5/28/200

HANDSPRING	Colombia	09	Registration No. 241,047	Filed 1/19/2001 Registered 9/4/2001

HANDSPRING	Costa Rica	09	Registration No. 3,467-7,978	Filed 1/19/2001 Registered 8/14/2001

HANDSPRING	Croatia	09	Registration No. Z 2000/1,706	Filed 12/7/2000 Registered 3/1/2002

HANDSPRING	Czech Republic	09	Registration No. 239,572	Filed 12/1/2000 Registered 12/19/2001

HANDSPRING	Egypt	09	Application No. 140,052	Filed 1/31/2001 Pending

HANDSPRING	European Union	09, 16, 42	Application No. 988,600	Filed 11/16/1998 Pending

HANDSPRING	Hong Kong	09	Registration No. 11160/1999	Filed 11/16/1998 Registered 11/16/1998

HANDSPRING	Hungary	09	Registration No. 166,350	Filed 11/30/2000 Registered 8/28/2001

HANDSPRING	India	09	Application No. 827,972	Filed 11/17/1998 Pending

HANDSPRING	Indonesia	09		Filed 1/12/2001 Pending

HANDSPRING	Israel	09	Registration No. 123,942	Filed 11/18/1998 Registered 11/18/1998

HANDSPRING	Japan	09	Registration No. 4,485,117	Filed 11/27/1998 Registered 6/22/2001

HANDSPRING	Mexico	09	Registration No. 607,703	Filed 11/27/1998 Registered 4/29/1999

MARK	COUNTRY	CLASS	APP./REG. NO.	CURRENT STATUS

HANDSPRING	New Zealand	09	Registration No. 301,353	Filed 11/16/1998 Registered 11/16/1998

HANDSPRING	Norway	09	Registration No. 196,535	Filed 11/18/1998 Registered 3/11/1999

HANDSPRING	Philippines	09	Application No. 4-2000/10,324	12/14/2000 Pending

HANDSPRING	Poland	09	Application No. Z-228,057	Filed 11/29/2000 Pending

HANDSPRING	Romania	09	Registration No. 45,088	Filed 3/12/2001 Registered 3/12/2001

HANDSPRING	Russian Federation	09	Application No. 98,718,260	Filed 11/18/1998 Pending

HANDSPRING	Saudi Arabia	09	Application No. 69,549	Filed 2/20/2001 Published

HANDSPRING	Singapore	09	Registration No. T98/11594I	Filed 11/19/1998 Registered 11/19/1998

HANDSPRING	Slovak Republic	09	Registration No. 198,481	Filed 12/8/2000 Registered 3/8/2002

HANDSPRING	Slovenia	09	Registration No. 2000/71,878	Filed 12/8/2000 Registered 10/2/2001

HANDSPRING	South Africa	09	Registration No. 98/20,547	Filed 11/17/1998 Registered 12/3/2001

HANDSPRING	South Korea	09	Registration No. 466,743	Filed 12/3/1998 Registered 3/17/2000

HANDSPRING	Switzerland	09	Registration No. 461,109	Filed 11/18/1998 Registered 11/18/1998

HANDSPRING	Taiwan	09	Registration No. 922,366	Filed 11/16/1998 Registered 1/1/2000

HANDSPRING	Thailand	09	Registration No. Kor151,469	Filed 1/3/2001 Registered 1/18/2002

HANDSPRING	United Arab Emirates	09	Application No. 42,765	Filed 6/3/2001 Pending

HANDSPRING	United States	09	Registration No. 2,683,962	Filed 11/5/1998 Registered 2/4/2003

HANDSPRING	United States	09	Registration No. 2,532,915	Filed 11/5/1998 Registered 1/22/2002

HANDSPRING	Venezuela	09	Application No. 21,880-98	Filed 11/24/1998 Pending

HANDSPRING	Vietnam	09	Registration No. 40,927	Filed 1/10/2001 Registered 4/26/2002

Mark: HANDSPRING (CHINESE CHARACTERS)

HANDSPRING (Chinese Characters)	China (People’s Republic Of)	09	Application No. 2001/122,124	Filed 7/11/2001 Published

HANDSPRING (Chinese Characters)	Hong Kong	09	Registration No. B3608/2003	Filed 7/13/2001 Registered 3/10/2003

HANDSPRING (Chinese Characters)	Taiwan	09	Registration No. 1,026,299	Filed 7/6/2001 Registered 12/16/2002

Mark: HANDSPRING.CL

HANDSPRING.CL Domain Name	Chile			Registered

Mark: MISCELLANEOUS DESIGN

Miscellaneous Design (HANDSPRING)	Argentina	09	Registration No. 1,803,999	Filed 4/16/1999 Registered 9/5/2000

Miscellaneous Design (HANDSPRING)	Australia	09	Registration No. 791,144	Filed 4/14/1999 Registered 4/14/1999

Miscellaneous Design (HANDSPRING)	Brazil	09	Application No. 823,547,353	Filed 2/7/2001 Published

Miscellaneous Design (HANDSPRING)	Canada		Application No. 1,011,956	Filed 4/15/1999 Allowed

Miscellaneous Design (HANDSPRING)	China (People’s Republic Of)	09	Registration No. 1,457,930	Filed 4/14/1999 Registered 10/14/2000

MARK	COUNTRY	CLASS	APP./REG. NO.	CURRENT STATUS

Miscellaneous Design (HANDSPRING)	European Union	09, 16, 42	Registration No. 1,138,981	Filed 4/15/1999 Registered 6/8/2000

Miscellaneous Design (HANDSPRING)	Hong Kong	09	Registration No. 12,534/2000	Filed 4/14/1999 Registered 4/14/1999

Miscellaneous Design (HANDSPRING)	India	09	Application No. 851,563	Filed 4/15/1999 Published

Miscellaneous Design (HANDSPRING)	Israel	09	Application No. 127,292	Filed 4/19/1999 Abandoned

Miscellaneous Design (HANDSPRING)	Japan	09	Application No. 34,413/1999	Filed 4/16/1999 Abandoned

Miscellaneous Design (HANDSPRING)	Mexico	09	Application No. 371,614	Filed 4/16/1999 Abandoned

Miscellaneous Design (HANDSPRING)	New Zealand	09	Registration No. 307,933	Filed 4/14/1999 Registered 4/14/1999

Miscellaneous Design (HANDSPRING)	Norway	09	Registration No. 200,084	Filed 4/20/1999 Registered 10/29/1999

Miscellaneous Design (HANDSPRING)	Russian Federation	09	Registration No. 188,695	Filed 4/14/1999 Registered 5/19/2000

Miscellaneous Design (HANDSPRING)	Singapore	09	Application No. 6,117/99	Filed 6/16/1999 Pending

Miscellaneous Design (HANDSPRING)	South Africa	09	Registration No. 99/06,141	Filed 4/15/1999 Registered 4/4/2002

Miscellaneous Design (HANDSPRING)	South Korea	09	Registration No. 479,349	Filed 6/16/1999 Registered 10/20/2000

Miscellaneous Design (HANDSPRING)	Switzerland	09, 16	Registration No. 465,575	Filed 4/19/1999 Registered 4/19/1999

Miscellaneous Design (HANDSPRING)	Taiwan	09	Application No. 88,019,261	Filed 4/27/1999 Abandoned

Miscellaneous Design (HANDSPRING)	United States	09	Application No. 75/673,185	Filed 4/1/1999 Abandoned

Miscellaneous Design (HANDSPRING)	United States	09	Registration No. 2,483,788	Filed 4/1/1999 Registered 8/28/2001

Miscellaneous Design (HANDSPRING)	United States	09	Registration No. 2,605,441	Filed 4/1/1999 Registered 8/6/2002

Miscellaneous Design (HANDSPRING)	Venezuela	09	Application No. 9,296-99	Filed 5/31/1999 Pending

Miscellaneous Design (S Design)	United States	09	Application No. 76/232,980	Filed 3/28/2001 Abandoned

Mark: SPRINGBOARD

SPRINGBOARD	Argentina	09	Registration No. 1,803,996	Filed 4/16/1999 Abandoned 9/5/2000

SPRINGBOARD	Australia	09	Registration No. 791,142	Filed 4/14/1999 Abandoned 4/14/1999

SPRINGBOARD	Brazil	09	Application No. 823,547,345	Filed 2/7/2001 Abandoned

SPRINGBOARD	Canada		Application No. 1,011,952	Filed 4/15/1999 Abandoned

SPRINGBOARD	China (People’s Republic Of)	09	Registration No. 1,457,929	Filed 5/7/1999 Abandoned 10/14/2000

SPRINGBOARD	European Union	09, 16, 42	Registration No. 1,139,641	Filed 4/15/1999 Abandoned 8/31/2001

SPRINGBOARD	Hong Kong	09	Application No. 4,580/1999	Filed 4/14/1999 Abandoned

SPRINGBOARD	India	09	Application No. 851,561	Filed 4/15/1999 Abandoned

SPRINGBOARD	Israel	09	Registration No. 127,290	Filed 4/19/1999 Abandoned 5/8/2000

SPRINGBOARD	Japan	09	Application No. 34,411/1999	Filed 4/16/1999 Abandoned

SPRINGBOARD	Mexico	09	Registration No. 610,846	Filed 4/16/1999 Abandoned 4/16/1999

MARK	COUNTRY	CLASS	APP./REG. NO.	CURRENT STATUS

SPRINGBOARD	New Zealand	09	Registration No. 307,931	Filed 4/14/1999 Abandoned 4/14/1999

SPRINGBOARD	Norway	09	Registration No. 200,083	Filed 4/20/1999 Abandoned 10/29/1999

SPRINGBOARD	Russian Federation	09	Registration No. 191,190	Filed 4/14/1999 Abandoned 7/24/2000

SPRINGBOARD	Singapore	09	Application No. 4,028/99	Filed 4/22/1999 Abandoned

SPRINGBOARD	South Africa	09	Registration No. 1999/06,139	Filed 4/15/1999 Abandoned 10/8/2002

SPRINGBOARD	South Korea	09	Registration No. 479,347	Filed 6/16/1999 Abandoned 10/20/2000

SPRINGBOARD	Switzerland	09, 16	Registration No. 466,127	Filed 4/19/1999 Abandoned 4/19/1999

SPRINGBOARD	Taiwan	09	Registration No. 909,382	Filed 4/27/1999 Abandoned 10/16/2000

SPRINGBOARD	United States	09	Application No. 75/656,749	Filed 3/9/1999 Abandoned

SPRINGBOARD	United States	09	Registration No. 2,530,652	Filed 3/9/1999 Registered 1/15/2002

SPRINGBOARD	Venezuela	09	Application No. 9,294-99	Filed 5/31/1999 Abandoned

Mark: TREO

TREO	Australia	09	Registration No. 901,859	Filed 1/30/2002 Registered 1/30/2002

TREO	Brazil	09	Application No. 824,402,723	Filed 2/27/2002 Published

TREO	Canada	09	Application No. 1,129,921	Filed 2/1/2002 Pending

TREO	China (People’s Republic Of)	09	Application No. 3,089,291	Filed 2/4/2002 Published

TREO	European Union	09	Application No. 2,575,025	Filed 2/13/2002 Opposed

TREO	Germany		Application No. 39,813,532	Pending

TREO	Hong Kong	09	Application No. 1,350/2002	Filed 1/30/2002 Pending

TREO	Israel	09	Application No. 155,432	Filed 2/17/2002 Pending

TREO	Japan	09, 16	Registration No. 4,647,653	Filed 2/13/2002 Registered 2/21/2003

TREO	Mexico	09	Registration No. 753,685	Filed 2/8/2002 Registered 6/28/2002

TREO	New Zealand	09	Registration No. 651,905	Filed 1/31/2002 Registered 8/29/2001

TREO	Norway	09	Application No. 2002/803	Filed 2/1/2002 Abandoned

TREO	Russian Federation	09	Application No.2002/704,255	Filed 2/14/2002 Pending

TREO	Singapore	09	Application No.T02/1,353H	Filed 2/5/2002 Pending

TREO	South Korea	09	Application No.2002/5,100	Filed 1/31/2002 Pending

TREO	Switzerland	09, 16	Registration No. 496,518	Filed 1/31/2002 Registered 1/31/2002

TREO	Taiwan	09	Application No. 91,004,023	Filed 1/30/2002 Published

TREO	United States	09	Application No. 76/307,493	Filed 8/29/2001 Suspended

Mark: VISOR

VISOR	Argentina	09	Application No. 2,214,244	Filed 4/16/1999 Abandoned

MARK	COUNTRY	CLASS	APP./REG. NO.	CURRENT STATUS

VISOR	Australia	09	Application No. 791,143	Filed 791,143 Abandoned

VISOR	Brazil	09	Application No. 823,547,370	Filed 2/7/2001 Abandoned

VISOR	Bulgaria	09	Application No. 52,628	Filed 12/8/2000 Abandoned

VISOR	Canada		Application No. 1,011,951	Filed 4/15/1999 Abandoned

VISOR	Chile	09	Application No. 517,738	Filed 2/12/2001 Abandoned

VISOR	China (People’s Republic Of)	09	Registration No. 1,457,931	Filed 5/7/1999 Abandoned 10/14/2000

VISOR	Colombia	09	Application No. 1,025,561	Filed 3/30/2001 Abandoned

VISOR	Costa Rica	09	Registration No. 3,392/7,978	Filed 1/19/2001 Abandoned 8/9/2001

VISOR	Croatia	09	Registration No. Z 2000/1,707	Filed 12/7/2000 Abandoned 3/1/2002

VISOR	Czech Republic	09	Registration No. 239,573	Filed 12/1/2000 Abandoned 12/9/2001

VISOR	Egypt	09	Application No. 140,053	Filed 1/31/2001 Abandoned

VISOR	European Union	09, 16, 42	Registration No. 1,138,940	Filed 4/15/1999 Abandoned 11/30/2000

VISOR	Hong Kong	09	Registration No. 10,432/2000	Filed 4/14/1999 Abandoned 4/14/1999

VISOR	Hungary	09	Application No. M00/6,406	Filed 11/30/2000 Abandoned

VISOR	India	09	Application No. 851,562	Filed 4/15/1999 Abandoned

VISOR	Indonesia	09	Application No. 1/12/2001	Filed 493,071 Abandoned

VISOR	Israel	09	Registration No. 127,291	Filed 4/19/1999 Abandoned 5/8/2000

VISOR	Japan	09	Application No. 34,412/1999	Filed 4/16/1999 Abandoned

VISOR	Mexico	09	Registration No. 610,847	Filed 4/16/1999 Abandoned 5/25/1999

VISOR	New Zealand	09	Registration No. 307,932	Filed 4/14/1999 Abandoned 4/14/1999

VISOR	Norway	09	Registration No. 201,727	Filed 4/20/1999 Abandoned 3/2/2000

VISOR	Philippines	09	Application No. 4-2000/10,346	Filed 12/19/2000 Abandoned

VISOR	Poland	09	Application No. Z-228,058	Filed 11/29/2000 Abandoned 3/12/2001

VISOR	Romania	09	Registration No. 45,089	Filed 3/12/2001 Abandoned

VISOR	Russian Federation	09, 16	Registration No. 207,259	Filed 4/14/1999 Abandoned 12/18/2001

VISOR	Saudi Arabia	09	Application No. 69,594	Filed 2/20/2001 Abandoned

VISOR	Singapore	09	Application No. T99/4,029B	Filed 4/22/1999 Abandoned

VISOR	Slovak Republic	09	Registration No. 198,482	Filed 12/8/2000 Abandoned 3/8/2002

VISOR	Slovenia	09	Registration No. 2000/71,879	Filed 12/8/2000 Abandoned 10/2/2001

VISOR	South Africa	09	Application No. 99/6,140	Filed 4/15/1999 Abandoned

MARK	COUNTRY	CLASS	APP./REG. NO.	CURRENT STATUS

VISOR	South Korea	09	Registration No. 479,348	Filed 6/16/1999 Abandoned 10/20/2000

VISOR	Switzerland	09	Registration No. 466,126	Filed 4/19/1999 Abandoned 4/19/1999

VISOR	Taiwan	09	Registration No. 919,152	Filed 4/27/1999 Abandoned 12/16/2000

VISOR	Thailand	09	Registration No. KOR 147,834	Filed 1/3/2001 Abandoned 1/3/2001

VISOR	United Arab Emirates	09	Application No. 42,764	Filed 6/3/2001 Abandoned

VISOR	United States	09	Application No. 75/673,189	Filed 4/1/1999 Abandoned

VISOR	United States	09	Registration No. 2,493,549	Filed 4/1/1999 Registered 9/25/2001

VISOR	Venezuela	09	Application No. 9,295-99	Filed 5/31/1999 Abandoned

VISOR	Vietnam	09	Registration No. 41,043	Filed 1/10/2001 Abandoned 5/8/2002

Mark: VISOR EDGE

VISOR EDGE	European Union	09, 16, 42	Application No. 2,043,289	Filed 1/17/2001 Abandoned

Mark: VISOREN

VISOREN	Germany	09		Pending

Schedule 1-G

PATENTS

FILING DATE	GRANT DATE	TITLE	INVENTORS	STATUS	APP. NO.	GRANT NO.	SUB-TYPE	SUB-STATUS

4/5/2001	11/26/2002	Personal Digital Assistant	Hawkins Jeffrey C., Skillman Peter N., Bone Martin	Granted	29/139,871	D466,115	U.S.

4/5/2001	5/14/2002	Cradle For Personal Digital Assistant	Hawkins Jeffrey C., Skillman Peter N., Bone Martin	Granted	29/139,870	D457162	U.S.

4/5/2001	5/21/2002	Chip For Personal Digital Assistant	Hawkins Jeffrey C., Skillman Peter N., Bone Martin	Granted	29/139,869	D457526	U.S.

4/5/2001	12/3/2002	Flip Door For Personal Digital Assistant	Hawkins Jeffrey C., Skillman Peter N., Melissa Trott, Bone Martin	Granted	29/139,873	D466,502	U.S.

10/14/2001	12/10/2002	Hand-Held Device With Keyboard	Hawkins Jeffrey C., Skillman Peter N.	Granted	29/149,703	D466,877	U.S.

10/14/2001	12/17/2002	Hand-Held Device With Handwriting Area	Yurochiko Michael, Hawkins Jeffrey C., Skillman Peter N.	Granted	29/149,702	D467,235	U.S.

8/27/2001		Secure Authentication Indicator	Ronald Marianetti ii	Pending	09/940,323		U.S.	Pending

10/13/2001		Hand-Held Device	William B. Rees, Haitani Robert, Hawkins Jeffrey C., Skillman Peter N. Colligan, Edward T. Yurochko, Michael A.	Pending	09/976,841		U.S. Non-provisional application	Pending

10/12/2001		Integrated Personal Digital Assistant Device	William B. Rees, Thomas B. Bridgwater, Haitani Robert, Hawkins Jeffrey C.	Pending	09/976,475		U.S. Non-provisional application	Pending

10/12/2001		Multi-Context Iterative Directory Filter	William B. Rees, Thomas B. Bridgwater, Haitani Robert, Hawkins Jeffrey C., Srikiran Prasad	Pending	09/976,477		U.S. Non-provisional application	Pending

10/12/2001		Navigating Through A Menu Of A Handheld Computer Using	William B. Rees, Haitani Robert, Hawkins Jeffrey C., Kruglikov Vitaly M., Debbie Chyi	Pending	09/976,333		U.S. Non-provisional application	Pending

FILING DATE	GRANT DATE	TITLE	INVENTORS	STATUS	APP. NO.	GRANT NO.	SUB-TYPE	SUB-STATUS

A Keyboard

10/14/2001		Interface For Processing An Alternate Symbol In A Computer Device	William B. Rees, Haitani Robert, Hawkins Jeffrey C., Debbie Chyi	Pending	09/977,870		U.S. Non-provisional application	Pending

6/15/2001		Apparatus And Method For Supplying Electronic Content To Network Appliances	Jonathan J. Kleid, Vivek Patel, John A. Lehner, Jack B. Strong	Pending	09/883,101		U.S. Non-provisional application	Pending

7/6/2001		Translating Tabular Data Formatted For One Display Device To A Format For Display On Other Display Device	Jonathan J. Kleid, David Champlin, Vivek Patel, Jack B. Strong	Pending	09/900,484		U.S. Non-provisional application	Pending

10/21/2002		2-Way Wireless Data Synchronization Initiated By 1-Way Notification	Kruglikov Vitaly M.	Pending	10/274,681		U.S. Non-provisional application	Pending

4/2/2003		Peripheral Device For A Wireless Communication Device	Hawkins Jeffrey C.	Pending	60/460,013		U.S. Provisional	Pending

4/2/2003		Multimodal Speed-Dial Buttons	Hawkins Jeffrey C.	Pending	60/460,287		U.S. Provisional	Pending

8/20/2002		Context-Specific Interaction Through A Mobile Communications Device	Pering Celine	Pending	10/225,206		U.S. Non-provisional application	Pending

3/16/2003		Handheld PDA, Telephone And Camera	Haitani Robert, Hawkins Jeffrey C., Gayed Nancy, Williams David, Peter Skillman	Pending	60/455,178		U.S. Provisional	Pending

3/17/2003		Handheld Device	Jeffrey Charles Hawkins, Peter Nils Skillman, Phillip Hobson, David Hoenig, Cathal Loughnane	Pending	29/177,927		U.S. Design	Pending

FILING DATE	GRANT DATE	TITLE	INVENTORS	STATUS	APP. NO.	GRANT NO.	SUB-TYPE	SUB-STATUS

3/17/2003		Keyboard For Handheld Device	Jeffrey Charles Hawkins, Peter Nils Skillman, Phillip Hobson, David Hoenig, Cathal Loughnane	Pending	29/177,910		U.S. Design	Pending

6/16/2000		Apparatus And Method For Supplying Electronic Content To Network Appliances	Jonathan J. Kleid, Vivek Patel, John A. Lehner, Jack B. Strong	Inactive	60/212,147		U.S. Provisional	Expired

6/11/2001		Handheld Device	Haitani Robert, Skillman Peter N., Jeff Hawkins, Eric Jacobsen, Tom Bridgwater, Karl Townsend, Debbie Chyi	Inactive	60/297,817		U.S. Provisional	Expired

10/19/2001		Handheld Device With Notification And Synchronization Of Data	Kruglikov Vitaly M.	Inactive	60/357,174		U.S. Provisional	Expired

		Handheld Device With Synchronization Heuristics	Kruglikov Vitaly M.	Not yet filed

		System For Paying Software Developers	Jeff Hawkins et al	Not yet filed

		Operating Systems	TBD	Not yet filed

		Operating Systems	TBD	Not yet filed

		Extendable Feet For Laptop	Skillman Peter N.	Not yet filed

		Handheld PDA, Telephone And Camera	Haitani Robert, Hawkins Jeffrey C., Gayed Nancy, Williams David	Not yet filed			U.S. Non-provisional application

FILING DATE	GRANT DATE	TITLE	INVENTORS	STATUS	APP. NO.	GRANT NO.	SUB-TYPE	SUB-STATUS

		Peripheral Device For A Wireless Communication Device	Hawkins Jeffrey C.	Not yet filed			U.S. Non-provisional application

		Multimodal Speed-Dial Buttons	Hawkins Jeffrey C.	Not yet filed			U.S. Non-provisional application

8/12/1999		A Mobile Computer System With A Robust Expansion Capability	Marianetti, et al.	Patent Allowed – Issue Fee paid.	09/374,056		U.S.

2/12/2002		A Mobile Computer System With A Robust Expansion Capability	Marianetti, et al.	Pending			EPO

2/12/2002		A Mobile Computer System With A Robust Expansion Capability	Marianetti, et al.	Pending	00/021,915 Serial Number: PCT/US01/21915		Japan

8/10/2000		A Mobile Computer System With A Robust Expansion Capability	Ron Marianetti	Pending	Serial Number: PCT/US00/21915		PCT

8/12/1999	2/4/2003	Mobile Computer System Designed For Wireless Communication Expansion	Hawkins, et al.	Issued	09/374,095	6516202	U.S.

8/10/2000		A Mobile Computer System Designed for Wireless Communication Expansion	Jeffrey C. Hawkins	File Closed			PCT

8/12/1999	8/27/2002	A Portable Computer Apparatus	Hawkins, et al.	Issued	09/374,058	6442637	U.S.

8/10/2000		A Portable Computer Apparatus	Jeffrey C. Hawkins	Abandoned	Serial Number: PCT/US 00/21914		PCT

FILING DATE	GRANT DATE	TITLE	INVENTORS	STATUS	APP. NO.	GRANT NO.	SUB-TYPE	SUB-STATUS

10/6/2001		Mobile Computer System	Peter Skillman	Pending	29/109,342		U.S. Design

8/21/2000		Method and Palpates for Digital Data Error Correction Coding	Marianetti	Pending	09/643,034		U.S.

1/25/2001		Method and Apparatus for Aliased Item Selection From a List of Items	Anderson et al.	Pending	09/771,026		U.S.

9/21/2000		Method and Apparatus for Organizing Addressing Elements	Jeff Hawkins	Pending	09/668,123		U.S.

2/9/2001		A Thin Portable Computer Apparatus	Jeff Hawkins, et al.	Pending	09/780,966		U.S.

		Cellular Telephone Add-on for a Portable Computer System (working title)	Jeff Hawkins	File Closed

6/28/2001		A Power Management System for a Mobile Computer with an Expansion Interface	Robert Gosselin	Pending	09/896,018		U.S.

10/14/2001		Charging and Communication Cable System For A Mobile Computer Apparatus	Peter Skillman	Pending	09/977,867		U.S.

10/14/2001		Method and Apparatus for Controlling a Mobile Device by Using a Pivoting Input Switch	Jeff Hawkins, et al.	Pending	09/977,869		U.S.

10/14/2001		Method and Apparatus for Accessing a Contacts Database and Telephone	Jeff Hawkins, et al.	Pending	09/977,871		U.S.

FILING DATE	GRANT DATE	TITLE	INVENTORS	STATUS	APP. NO.	GRANT NO.	SUB-TYPE	SUB-STATUS

Services

		Tentative Title: User Interface of combined phone application and address book	Rob Haitani, et al.	File Closed

Schedule 1-H

COPYRIGHTS

Copyright	Registration Number	Registration Date
None.

Copyright Application	Application Number	Application Date
None.

Exhibit A-1

To Security Agreement

FORM OF PLEDGE NOTICE

[Letterhead of Grantor]

__________, 200__

TO:	[Name of Pledged Entity]

Notice is hereby given that, pursuant to the Security Agreement (a true and correct copy of which is attached hereto), dated as of June 4, 2003 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Security Agreement”), among [NAME OF GRANTOR] (the “Grantor”), the other pledgors from time to time party thereto and Palm, Inc. (the “Lender”), the Grantor has pledged and assigned to the Lender, and granted to the Lender a continuing security interest in, all right, title and interest of the Grantor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the [“Partnership”] [“LLC”]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the “[Partnership] [LLC] Agreement”), including, without limitation:

(i)    all the capital of the [Partnership] [LLC] and the Grantor’s interest in all profits, income, surplus, losses, [Partnership] [LLC] assets and other distributions to which the Grantor shall at any time be entitled in respect of such [Partnership] [Membership] interest;

(ii)    all other payments due or to become due to the Grantor in respect of such [partnership] [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(iii)    all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

(iv)    all present and future claims, if any, of the Grantor against the [Partnership] [LLC] for moneys loaned or advanced, for services rendered or otherwise;

(v)    all of the Grantor’s rights under the [Partnership] [LLC] Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Grantor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Grantor in respect of the [Partnership] [Membership] Interest and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

(vi)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(vii)    to the extent not otherwise included, all proceeds of any or all of the foregoing.

Pursuant to the Security Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Grantor’s pledge to the Lender of the interest of the Grantor on the [Partnership’s] [LLC’s] books.

The Grantor hereby requests the [Partnership] [LLC] to indicate the [Partnership’s] [LLC’s] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Lender.

[NAME OF GRANTOR]

By
Name:
Title:

Exhibit A-2

To Security Agreement

FORM OF ISSUER ACKNOWLEDGMENT

[NAME OF PLEDGED ENTITY] (the [“Partnership”] [“LLC”]) hereby acknowledges receipt of a copy of the assignment by [NAME OF GRANTOR] (“Grantor”) of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the “[Partnership] [LLC] Agreement”) pursuant to the terms of the Security Agreement, dated as of June 4, 2003 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Security Agreement”), among the Grantor, the other grantors from time to time party thereto, and Palm, Inc. (the “Lender”). The undersigned hereby further confirms (i) the registration of the Grantor’s pledge of its interest to the Lender on behalf of the Secured Creditors on the [Partnership’s] [LLC’s] books and (ii) upon receipt from the Lender of a notice stating that an “Event of Default” has occurred and is continuing, the undersigned shall only comply with instructions originated by the Lender with respect to the pledge of the interest referred to above notwithstanding contrary instructions given by any other person or entity, including the Grantor until such time as otherwise notified by the Lender.

Dated: __________, ______

[NAME OF PLEDGED ENTITY]

BY
Name:
Title:

Exhibit B

To Security Agreement

[SEPARATE INSTRUMENT FOR

EACH FORM OF COLLATERAL]

GRANT OF SECURITY INTEREST

[PATENTS][TRADEMARKS][COPYRIGHTS]

THIS GRANT OF SECURITY INTEREST, dated as of __________, 200_, is executed by [GRANTOR], a [state of incorporation] corporation (“Grantor”), in favor of Palm, Inc. (“Secured Party”).

A.    Pursuant to a Loan Agreement, dated as of June 4, 2003 (the “Loan Agreement”), by and between [Handspring, Inc. (“Borrower”)] [Grantor] and Secured Party, Secured Party has agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein. [Grantor is a wholly-owned subsidiary of Borrower and has entered into a Guaranty, dated as of __________, 2003, to guaranty Borrower’s obligations under the Loan Agreement.]

[B.    Grantor owns the letters patent, and/or applications for letters patent, of the United States, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof (collectively, the “Patents”);]

[B.    Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the “Trademarks”);]

[B.    Grantor owns the copyrights registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto as part hereof (collectively, the “Copyrights”);]

C.    Grantor has entered into a Security Agreement dated the date hereof (the “Security Agreement”) in favor of Secured Party; and

[D.    Pursuant to the Security Agreement, Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;

[D.    Pursuant to the Security Agreement, Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the

“Collateral”), to secure the payment, performance and observance of the Obligations, as defined in the Security Agreement;]

[D.    Pursuant to the Security Agreement, Grantor has granted to Secured Party a security interest in all right, title and interest of Grantor in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;]

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Secured Party a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Secured Party’s address is:	Palm, Inc.
400 N. McCarthy Boulevard
M/S 4101
Milpitas, CA 95035-5112

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

PATENTS

Title	Date Issued	Patent No.

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

PATENT APPLICATIONS

Title	Application Date	Application No.

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

TRADEMARKS

Mark	Registration Date	Registration No.

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

TRADEMARK APPLICATIONS

Mark	Application Date	Application No.

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

COPYRIGHTS

Description	Registration Date	Registration No.

EXHIBIT B

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of _________, 200_, is executed by the undersigned (such entity and each entity which hereafter executes and delivers a Subsidiary Joinder in substantially the form of Attachment 1 hereto to be referred to herein as a “Guarantor”), in favor of PALM, INC. (the “Lender”).

RECITALS

A.    Pursuant to a Loan Agreement, dated as of June 4, 2003 (as amended from time to time, the “Loan Agreement”), between Handspring, Inc. (“Borrower”) and Lender, Lender has agreed to extend Loans to Borrower upon the terms and subject to the conditions set forth therein.

B.    The Lender’s obligation to extend Loans to Borrower under the Loan Agreement is subject, among other conditions, to receipt by Lender of this Guaranty duly executed by the undersigned Guarantor.

C.    The undersigned Guarantor is a Domestic Subsidiary of Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor, the Borrower and the Lender hereby agree as follows:

1.    Definitions and Interpretation.

(a)    Definition.    When used in this Guaranty, the following terms shall have the following respective meanings:

“Adjusted Maximum Guaranty Amount” shall mean, with respect to any Guarantor, the maximum liability of such Guarantor under this Guaranty, limited to the extent provided in Section 2(d) hereof (except that, for purposes of calculating the Adjusted Maximum Guaranty Amount of a Guarantor only, any assets or liabilities of such Guarantor arising under Section 8 hereof shall be ignored).

“Aggregate Guaranty Payments” shall mean, with respect to any Guarantor at any time, the aggregate net amount of all payments made by such Guarantor under this Guaranty (including, without limitation, under Section 8 hereof) at or prior to such time.

“Borrower” shall have the meaning given to that term in Recital A hereof.

“Disallowed Post-Commencement Interest and Expenses” shall mean interest computed at the rate provided in the Loan Agreement and claims for reimbursement, costs, expenses or indemnities under the terms of any of the Loan Documents accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Insolvency Proceeding.

“Fair Share” shall mean, with respect to any Guarantor at any time, an amount equal to (i) a fraction, the numerator of which is the Adjusted Maximum Guaranty Amount of such Guarantor and the denominator of which is the aggregate Adjusted Maximum Guaranty Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid by all Funding Guarantors under this Guaranty at or prior to such time.

“Fair Share Shortfall” shall mean, with respect to any Guarantor at any time, the amount, if any, by which the Fair Share of such Guarantor at such time exceeds the Aggregate Guaranty Payments of such Guarantor at such time.

“Funding Guarantor” shall have the meaning given to that term in Section 8 hereof.

“Guaranteed Obligations” shall mean the Obligations.

“Guarantor” shall have the meaning given to that term in the introductory paragraph hereof.

“Insolvency Proceeding” shall mean any case or proceeding under the United States Bankruptcy Code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to Borrower or any Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

“Lender” shall have the meaning given to that term in the introductory paragraph hereof.

“Loan Agreement” shall have the meaning given to that term in Recital A hereof

“Subordinated Obligations” shall have the meaning given to that term in Section 6 hereof.

“Subsidiary Joinder” shall mean an agreement substantially in the form of Attachment 1 hereto.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.

(b)    Other Interpretive Provisions.    The rules of construction set forth in Sections 1.2-1.7 of the Loan Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference. Each Guarantor acknowledges receipt of copies of the Loan Agreement and the other Loan Documents.

2.    Guaranty.

(a)    Payment Guaranty.    Each Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to Borrower is commenced, each Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Lender, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Loan Documents, whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Guaranty is a guaranty of payment and not of collection.

(b)    Continuing Guaranty.    This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all obligations of the Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Lender, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

(c)    Independent Obligation.    The liability of each Guarantor hereunder is independent of the Guaranteed Obligations and of the obligations of each other Guarantor hereunder, and a separate action or actions may be brought and prosecuted against each Guarantor irrespective of whether action is brought against Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations or whether Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

(d)    Fraudulent Transfer Limitation.    If, in any action to enforce this Guaranty, any court of competent jurisdiction determines that enforcement against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

(e)    Termination.    Notwithstanding any termination of this Guaranty in accordance with Section 6 hereof, this Guaranty shall continue to be in full force and effect and applicable to any Guaranteed Obligations arising thereafter which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by Lender after receipt.

3.    Representations and Warranties.    Except as set forth in the Disclosure Schedule, each Guarantor makes the following representations and warranties to Lender:

(a)    Due Incorporation, Qualification, etc.    Such Guarantor (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or organization; (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)    Authority.    The execution, delivery and performance by such Guarantor of each Loan Document to be executed by such Guarantor and the consummation of the transactions contemplated thereby (i) are within the corporate power and authority of such Guarantor and (ii) have been duly authorized by all necessary corporate actions on the part of such Guarantor.

(c)    Enforceability.    Each Loan Document executed, or to be executed, by such Guarantor has been, or will be, duly executed and delivered by such Guarantor and constitutes, or will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)    Non-Contravention.    The execution and delivery by such Guarantor of the Loan Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any Legal Requirements or Charter Document applicable to such Guarantor; (ii) violate any provision of, or result in the breach of any material agreement of Guarantor or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any payment obligation of such Guarantor; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of such Guarantor (except such Liens as may be created in favor of Lender pursuant to the other Loan Documents).

(e)    Approvals.    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person (including, without limitation, the shareholders of any Person) is required to be obtained or made by such Guarantor in connection with the execution and delivery of the Loan Documents executed by such Guarantor and the performance and consummation of the transactions contemplated thereby other those contemplated therein.

(f)    No Default.    No Default or Event of Default has occurred and is continuing.

(g)    Liens.    Such Guarantor’s assets and properties are subject to no Lien, except for Permitted Liens.

(h)    Other Regulations.    Such Guarantor is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any federal or state statute or regulation limiting its ability to incur Indebtedness.

(i)    Solvency, Etc.    As of the date hereof, such Guarantor is Solvent and, immediately after the execution and delivery of the Loan Documents, will be Solvent.

(j)    Accuracy of Information Furnished.    None of the Loan Documents and none of the other certificates, statements or information furnished to Lender by or on behalf of Guarantor in connection with the Loan Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.    Covenants.    Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, each Guarantor shall comply with each covenant of Borrower under the Loan Agreement to which Borrower is required to cause its Subsidiaries to comply.

5.    Authorizations, Waivers, Etc.

(a)    Authorizations.    Each Guarantor authorizes Lender, in its discretion, without notice to such Guarantor, irrespective of any change in the financial condition of Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of such Guarantor hereunder, from time to time to:

(i)  Create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Loan Documents or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

(ii)  Take and hold security for the payment or performance of the Guaranteed Obligations and exchange, enforce, waive or release any such security; apply such security and direct the order or manner of sale thereof; and purchase such security at public or private sale;

(iii)  Otherwise exercise any right or remedy they may have against Borrower, such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

(iv)  Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

(v)  Assign the Guaranteed Obligations, this Guaranty or the other Loan Documents in whole or in part to the extent provided in the Loan Agreement and the other Loan Documents.

(b)     Waivers.     Each Guarantor hereby waives:

(i)  Any right to require Lender to (A) proceed against Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, (B) proceed against or exhaust any security received from Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or otherwise marshal the assets of Borrower, such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or (C) pursue any other remedy in Lender’s power whatsoever;

(ii)  Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

(iii)  Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any security, whether resulting from an election by Lender to foreclose upon security by nonjudicial sale, or otherwise;

(iv)  Any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of any of the Loan Documents);

(v)   Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

(vi)  Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Lender or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Lender or any other Person on account of the Guaranteed Obligations;

(vii)  All presentments, demands for performance, notices of nonperformance, notices delivered under the Loan Documents, protests, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations and notices of any public or private foreclosure sale;

(viii)  The benefit of any statute of limitations to the extent permitted by law;

(ix)  Any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling;

(x)  Any right to be informed by Lender of the financial condition of Borrower, any other Guarantor or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

(xi)  Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right to revoke this Guaranty;

(xii)  Any defense arising from an election for the application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations;

(xiii)  Any defense based upon any borrowing or grant of a security interest under Section 364 of the United States Bankruptcy Code; and

(xiv)  Any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

Without limiting the scope of any of the foregoing provisions of this Section 5, each Guarantor hereby further waives (A) all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise, (B) all rights and defenses such Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, and (C) all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

Notwithstanding anything contained in the foregoing sentence, such waivers by each Guarantor with respect to Sections 2848, 2849 and 2854 of the California Civil Code shall only be effective until all obligations of Lender to extend credit to Borrower have terminated and until all of the Guaranteed Obligations have been fully, finally and indefeasibly paid.

(c)    Financial Condition of Borrower, Etc.    Each Guarantor is fully aware of the financial condition and affairs of Borrower. Each Guarantor has executed this Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to such Guarantor by Lender and has, independently and without reliance on Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

6.    Subordination.    Each Guarantor hereby subordinates any and all debts, liabilities and obligations owed to such Guarantor by Borrower or any Subsidiary of Borrower (the “Subordinated Obligations”) to the Guaranteed Obligations as provided in this Section 6.

(a)    Prohibited Payments, Etc.    Until the occurrence of a Default or an Event of Default or any default by any Guarantor hereunder, each Guarantor and its Subsidiaries may receive regularly scheduled payments from Borrower on account of Subordinated Obligations. After the occurrence and during the continuance of any Default or Event of Default or any default by any Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to Borrower) unless Lender otherwise requests, no Guarantor shall, nor shall it permit any of its Subsidiaries to, demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)    Prior Payment of Guaranteed Obligation.    In any Insolvency Proceeding relating to Borrower, each Guarantor agrees that Lender shall be entitled to receive payment of all Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) before such Guarantor or any of its Subsidiaries receives payment of any Subordinated Obligations.

(c)    Turn-Over.    After the occurrence and during the continuance of any Default or Event of Default (including the commencement and continuation of any Insolvency Proceeding relating to Borrower), each Guarantor and its Subsidiaries shall, if Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for Lender and deliver such payments to Lender on account of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d)    Lender Authorization.    After the occurrence and during the continuance of any Default or Event of Default or any default by a Guarantor hereunder (including the commencement and continuation of any Insolvency Proceeding relating to Borrower, Lender is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor and its Subsidiaries, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to Lender for application to the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses).

7.    General Pledge; Setoff.

(a)    Pledge.    In addition to all liens upon and rights of setoff against the property of any Guarantor given to Lender by law or separate agreement to secure the liabilities of any Guarantor hereunder, to the extent permitted by law, each Guarantor hereby grants to Lender, as security for such Guarantor’s obligations hereunder, a security interest in all monies, securities and other property of such Guarantor now or hereafter in the possession of Lender; and Lender shall have all rights and remedies of a secured party with respect to such property.

(b)    Setoff.    In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against the Guaranteed Obligations any amount owing from Lender to such Guarantor.

(c)    Nonwaiver.    No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any failure to exercise such right of setoff or to enforce such security interest, or by any delay in so doing; and every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

8.    Contribution among Guarantors.    The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by any Guarantor under this Guaranty. Accordingly, if any payment is made by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor’s Fair Share Shortfall, so that all such contributions shall cause each Guarantor’s Aggregate Guaranty Payments to equal its Fair Share. The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 8 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty or the amount of the Guaranteed Obligations.

9.    Miscellaneous.

(a)    Notices.    All notices and other communications hereunder and under the other Loan Documents shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)    if to Lender, to:

Palm, Inc.

400 N. McCarthy Boulevard

M/S 4101

Milpitas, CA 95035-5112

Attention: General Counsel,

Chief Financial Officer

Telephone No.: (408) 503-7000

Telecopy No.: (408) 503-2750

with copies to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Larry W. Sonsini

Katharine A. Martin

Martin W. Korman

Telephone No.: (650) 493-9300

Telecopy No.: (650) 493-6811

(ii)    if to the Guarantor, to:

[___________]

[___________]

Attention: [___________]

Telephone No.: [___________]

Telecopy No.: [___________]

with a copies to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 9404

Attention: Dennis DeBroeck

Blake Stafford

Douglas Cogen

Telephone No.: (650) 988-8500

Telecopy No.: (650) 938-5200.

(b)    Payments.    Each Guarantor shall make all payments required hereunder to Lender, or its order, at Lender’s office located at the address set forth in Section 9(a) hereof, or at such other office as Lender may designate, on demand, in U.S. dollars. If any amounts required to be paid by a Guarantor under this Guaranty are not paid when due, such Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

(c)    Expenses.    Each Guarantor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender with respect to any amendments or waivers hereof requested by Borrower or such Guarantor or in the enforcement or attempted enforcement of any of the Guaranteed Obligations or in preserving any of Lender’s rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Loan Documents or the Guaranteed Obligations or any bankruptcy or similar proceeding involving Borrower, such Guarantor or any of their Subsidiaries).

(d)    Waivers, Amendments.    This Guaranty may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by each Guarantor and Lender to the extent permitted pursuant to Section 7.4 of the Loan Agreement. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Lender’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(e)    Assignment.    This Guaranty shall be binding upon and inure to the benefit of Lender, the Guarantors and their respective successors and assigns; provided, however, that no Guarantor may assign or transfer any of its rights and obligations under this Guaranty without the prior written consent of Lender, and, provided, further, that Lender may sell, assign and delegate their respective rights and obligations hereunder only if permitted by the Loan Agreement. All references in this Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

(f)    Cumulative Rights, etc.    The rights, powers and remedies of Lender under this Guaranty shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any Governmental Entity, the Loan Agreement, any other Loan Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender’s rights hereunder. Each Guarantor waives any right to require Lender to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Lender’s power.

(g)    Payments Free of Taxes, Etc.    All payments made by each Guarantor under this Guaranty shall be made by each Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, each Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction (exclusive of income or franchise taxes imposed on (or measured by) net income of Lender) with respect to the execution, delivery, registration, performance and enforcement of this Guaranty. If any taxes, levies, charges or other amounts are required to be withheld from any amounts payable to Lender, hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all such amounts) any such amounts payable hereunder in the amounts, specified in this Guaranty. Upon request by Lender, each Guarantor shall furnish evidence satisfactory to Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h)    Partial Invalidity.    If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i)    Joint and Several Obligation.    The obligations of the Guarantors under this Guaranty are joint and several obligations of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Guaranteed Obligations, without regard to whether enforcement is sought or available against any other Guarantor.

(j)    Governing Law.    THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAWS PROVISIONS).

(k)    Jury Trial.    EACH GUARANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed as of the day and year first above written.

[GUARANTOR]

By:
Name:
Title:

ATTACHMENT 1

SUBSIDIARY JOINDER

THIS SUBSIDIARY JOINDER (this “Agreement”), dated as of ___________, ______, is executed by [NEW SUBSIDIARY], a ___________ [corporation] [partnership] [etc.] (“New Subsidiary”), in favor of PALM, INC. (the “Lender”).

RECITALS

A.    Pursuant to a Loan Agreement, dated as of June 4, 2003 (as amended from time to time, the “Loan Agreement”), among Handspring, Inc. (“Borrower”) and Lender, Lender has agreed to extend loans to Borrower upon the terms and subject to the conditions set forth therein.

B.    The Lender’s obligation to extend the loans to Borrower under the Loan Agreement is subject, among other conditions, to receipt by Lender of a Guaranty, dated as of ___________, 2003 (the “Guaranty”), duly executed by each Domestic Subsidiary of Borrower (other than the Excluded Subsidiary) and a Security Agreement, dated as of June 4, 2003 (the “Security Agreement”) duly executed by each Domestic Subsidiary of Borrower.

C.    New Subsidiary is a [new] Domestic Subsidiary of Borrower and expects to derive substantial direct and indirect benefit from the transactions contemplated by the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, New Subsidiary hereby agrees with Lender, as follows:

1.    Definitions and Interpretation.    Unless otherwise herein, all capitalized terms used herein and defined in the Guaranty shall have the respective meanings given to those terms in the Guaranty. New Subsidiary acknowledges receipt of copies of the Guaranty, the Security Agreement, the Loan Agreement and the other Loan Documents.

2.    Representations and Warranties.    On and as of the date of this Agreement (the “Effective Date”) and for the benefit of the Lender, New Subsidiary hereby makes each of the representations and warranties made by each Guarantor in the Guaranty.

3.    Agreement to be Bound.    New Subsidiary agrees that, on and as of the Effective Date, it shall become a Guarantor under the Guaranty and a Grantor under the Security Agreement and shall be bound by all the provisions of the Guaranty and the Security Agreement to the same extent as if New Subsidiary had executed the Guaranty on the Closing Date.

4.    Waiver.    Without limiting the generality of the waivers in the Guaranty, New Subsidiary specifically agrees to be bound by the Guaranty and the Security Agreement and waives any right to notice of acceptance of its execution of this Agreement and of its agreement to be bound by the Guaranty and the Security Agreement.

5.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without reference to its choice of law provisions).

IN WITNESS WHEREOF, New Subsidiary has caused this Agreement to be executed by its duly authorized officer.

[NEW SUBSIDIARY]

By:
Name:
Title:

Address:

Attn: Telephone: Facsimile: